                               AGREEMENT OF LEASE

                                     Between

                    EBS FORTY-FOURTH PROPERTY ASSOCIATES LLC

                                    Landlord,

                                       and

                        LAZARE KAPLAN INTERNATIONAL INC.

                                     Tenant.

                                    Premises:
                        The entire Sixteenth (16th) Floor
                               19 West 44th Street
                               New York, New York

                                TABLE OF CONTENTS

      Caption                                                               Page
      -------                                                               ----
1.    BASIC LEASE TERMS........................................................1
         A.   Definitions......................................................1
         B.   Demise...........................................................2
         C.   Term.............................................................2
         D.   Rent.............................................................2
         E.   Rent Abatement...................................................2
         F.   Rent Adjustments.................................................3

2.    USE AND OCCUPANCY........................................................3
         A.   Permitted Uses...................................................3
         B.   Use Prohibitions.................................................3

3.    ALTERATIONS..............................................................3
         A.   Alterations Within Premises......................................3
         B.   Restoration of Premises..........................................4
         C.   Chlorofluorocarbons..............................................4
         D.   Submission of Plans..............................................4
         E.   Mechanics' Liens; Labor Conflicts................................5

4.    REPAIRS..................................................................5

5.    WINDOW CLEANING..........................................................5

6.    REQUIREMENTS OF LAW; FLOOR LOAD..........................................6
         A.   Requirements of Law..............................................6
         B.   Floor Load.......................................................6

7.    SUBORDINATION............................................................6
         A.   Subordination....................................................6
         B.   Attornment.......................................................7
         C.   Non-Disturbance Agreement........................................7

8.    RULES AND REGULATIONS....................................................7

9.    INSURANCE................................................................7
         A.   Liability Insurance..............................................7
         B.   "All Risk" Insurance.............................................8
         C.   Waiver of Subrogation............................................8
         D.   Landlord's Insurance.............................................8

10.   DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE.....................8
         A.   Repair of Damage.................................................8
         B.   Termination Options..............................................9
         C.   Repair Delays...................................................10
         D.   Provision Controlling...........................................10
         E.   Property Loss or Damage.........................................10

11.   CONDEMNATION............................................................10
         A.   Condemnation....................................................10
         B.   Award...........................................................10

12.   ASSIGNMENT AND SUBLETTING...............................................10
         A.   Prohibition Without Consent.....................................10


                                       ii





         B.   Notice of Proposed Transfer.....................................11
         C.   Landlord's Option...............................................12
         D.   Termination by Landlord.........................................12
         E.   Intentionally Deleted...........................................12
         F.   Intentionally Deleted...........................................12
         G.   Conditions for Landlord's Approval..............................12
         H.   Future Requests.................................................12
         I.   Sublease Provisions.............................................12
         J.   Profits from Assignment or Subletting...........................13
         K.   Other Transfers.................................................13
         L.   Related Entity..................................................14
         M.   Assumption by Assignee..........................................14
         N.   Liability of Tenant.............................................14
         O.   Listings........................................................15
         P.   Intentionally Deleted...........................................15
         Q.   Re-entry by Landlord............................................15
         R.   Permitted Occupants.............................................15

13.   CONDITION OF THE PREMISES...............................................15

14.   ACCESS TO PREMISES......................................................16
         A.   Access by Landlord..............................................16
         B.   Other Landlord Privileges.......................................16
         C.   Access by Tenant................................................17

15.   CERTIFICATE OF OCCUPANCY................................................17

16.   LANDLORD'S LIABILITY....................................................17

17.   DEFAULT.................................................................17
         A.   ................................................................17
         B.   Bankruptcy......................................................18
         C.   Conditional Limitation..........................................18

18.   REMEDIES AND DAMAGES....................................................19
         A.   Landlord's Remedies.............................................19
         B.   Damages.........................................................19

19.   FEES AND EXPENSES.......................................................20
         A.   Curing Tenant's Defaults........................................20
         B.   Late Charges....................................................20

20.   NO REPRESENTATIONS BY LANDLORD..........................................20

21.   END OF TERM.............................................................20
         A.   Surrender of Premises...........................................20
         B.   Holdover by Tenant..............................................20

22.   QUIET ENJOYMENT.........................................................21

23.   FAILURE TO GIVE POSSESSION..............................................21

24.   NO WAIVER...............................................................21
         A.   No Extension of Term............................................21
         B.   No Surrender....................................................21
         C.   No Waiver.......................................................22
         D.   Application of Payment..........................................22
         E.   Entire Agreement................................................22


                                       iii





25.   WAIVER OF TRIAL BY JURY.................................................22

26.   INABILITY TO PERFORM....................................................22

27.   BILLS AND NOTICES.......................................................22

28.   ESCALATION..............................................................23
         A.   Defined Terms...................................................23
         B.   Escalation......................................................23
         C.   Payment of Escalations..........................................23
         D.   Adjustments.....................................................24

29.   SERVICES................................................................25
         A.   Elevator........................................................25
         B.   Heating.........................................................25
         C.   Cooling.........................................................25
         D.   After Hours and Additional Services.............................25
         E.   Cleaning........................................................26
         F.   Sprinkler System................................................26
         G.   Water...........................................................26
         H.   Electricity Service.............................................26
         I.   Interruption of Services........................................27

30.   INTENTIONALLY DELETED...................................................28

31.   INTENTIONALLY DELETED...................................................28

32.   SECURITY DEPOSIT........................................................28
         A.   Deposit and Application.........................................28
         B.   Letter of Credit................................................28
         C.   Reduction in Security Deposit...................................29

33.   CAPTIONS................................................................29

34.   ADDITIONAL DEFINITIONS..................................................29
         A.   Office..........................................................29
         B.   Re-entry........................................................29
         C.   Business Days...................................................29

35.   PARTIES BOUND...........................................................29

36.   BROKER..................................................................29

37.   INDEMNITY...............................................................29

38.   ADJACENT EXCAVATION SHORING.............................................30

39.   MISCELLANEOUS...........................................................30
         A.   No Offer........................................................30
         B.   Certificates....................................................30
         C.   Directory Listings..............................................30
         D.   Authority.......................................................30
         E.   Signage.........................................................30
         F.   Consents and Approvals..........................................31
         G.   Governing Law...................................................31
         H.   Financial Statements............................................31

40.   HAZARDOUS SUBSTANCES....................................................31


                                       iv





41.   RIGHT OF FIRST OFFER....................................................32
         A.   Expansion Space.................................................32
         B.   Determination of Fair Market Rent...............................32
         C.   Failure to Deliver Possession...................................33
         D.   Right Personal..................................................33
         E.   Condition of Expansion Space....................................33

42.   BASEMENT STORAGE SPACE..................................................33
         A.   Use of Basement Space...........................................33
         B.   Use.............................................................33
         C.   Non-Assignable..................................................33
         D.   Insurance.......................................................33
         E.   No Services.....................................................33
         F.   Compliance of Law...............................................33
         G.   Right of Access.................................................33
         H.   Move of Personalty..............................................33
         I.   Maintenance.....................................................34
         J.   No Abatement of Rent............................................34

THIS AGREEMENT OF LEASE (this "Lease"), made as of this 6th day of June, 2003 by and between EBS FORTY-FOURTH PROPERTY ASSOCIATES LLC, having an office c/o Emmes Realty Services LLC, 420 Lexington Avenue, New York, New York 10170 ("Landlord") and LAZARE KAPLAN INTERNATIONAL INC., a Delaware corporation, having an office at 529 Fifth Avenue, New York, New York 10017 ("Tenant").


1.   BASIC LEASE TERMS.

     A. Definitions. The following definitions contained in this subsection A of this Article 1 shall have the meanings hereinafter set forth used throughout this Lease and the Exhibits and Schedules (if any) annexed hereto and made a part hereof.

          (i) "Base Tax Year" shall mean the Tax Year (as defined in Article 28 hereof) 2003/2004.

          (ii) "Broker" shall mean collectively, Emmes Realty Services LLC and Newmark & Company Real Estate Inc.

          (iii) "Building" the building known as 19 West 44th Street, County, City and State of New York.

          (iv) "Commencement Date" shall mean (a) the date on which ALandlord's Initial Construction@ (as hereinafter defined) has been substantially completed or (b) such earlier date that Tenant first takes possession of the Premises for the purpose of the conduct of Tenant's business therein.

          (v) "Expiration Date" shall mean the last day of the month in which the fifteenth (15th) anniversary of the ARent Commencement Date@ (as hereinafter defined) shall occur (except that if the Rent Commencement Date shall occur on the first (1st) day of a calendar month, the Expiration Date shall mean the last day of the month immediately preceding the date on which the fifteenth
               (15th) anniversary of the Rent Commencement Date shall occur).

          (vi) "Landlord's Initial Construction" shall mean the work and installations at the Premises as set forth in Schedule B annexed hereto and made a part hereof.

          (vii) "Permitted Uses" shall mean executive and general offices (and customary uses incidental thereto to the extent permitted by applicable law) in connection with Tenant's business and the businesses of its related entities and permitted assignees and sublesses.

          (viii) "Premises" shall mean the entire sixteenth (16th) floor in the Building, as more particularly shown on Exhibit 1 annexed hereto and made a part hereof.

          (ix) "Real Property" shall mean the Building together with the plot of land upon which such building stands.

          (x)  "Base Rent" shall mean:

               (a) for the period commencing on the Rent Commencement Date through and including the day immediately preceding the date on which the third (3rd) anniversary of the Rent Commencement Date shall occur, Five Hundred Sixty-Three Thousand Nine Hundred Seven and 50/100 ($563,907.50) Dollars per annum, payable in equal monthly installments of Forty-Six Thousand Nine Hundred Ninety-Two and 29/100 ($46,992.29) Dollars each;

               (b)  for the period commencing on the date on which the third
                    (3rd) anniversary of the Rent Commencement Date shall occur through and including the day immediately preceding the date on which the sixth (6th) anniversary of the Rent Commencement Date shall occur, Five Hundred Ninety-Eight Thousand Six Hundred Nine and 50/100 ($598,609.50) Dollars per annum, payable in equal monthly installments of Forty-Nine Thousand Eight Hundred Eighty-Four and 13/100 ($49,884.13) Dollars each;

               (c)  for the period commencing on the date on which the sixth
                    (6th) anniversary of the Rent Commencement Date shall occur through and including the day immediately preceding the date on which the ninth (9th) anniversary of the Rent Commencement Date shall occur, Six Hundred Thirty-Three Thousand Three Hundred Eleven and 50/100 ($633,311.50) Dollars per annum, payable in equal monthly installments of Fifty-Two Thousand Seven Hundred Seventy-Five and 96/100 ($52,775.96) Dollars each;

               (d)  for the period commencing on the date on which the ninth
                    (9th) anniversary of the Rent Commencement Date shall occur through and including the day immediately preceding the date on which the twelfth (12th) anniversary of the Rent Commencement Date shall occur, Six Hundred Sixty-Eight Thousand Thirteen and 50/100 ($668,013.50) Dollars per annum, payable in equal monthly installments of Fifty-Five Thousand Six Hundred Sixty-Seven and 79/100 ($55,667.79) Dollars each; and

               (e)  for the period commencing on the date on which the twelfth
                    (12th) anniversary of the Rent Commencement Date shall occur through and including the Expiration Date, Seven Hundred Two Thousand Seven Hundred Fifteen and 50/100 ($702,715.50) Dollars per annum, payable in equal monthly installments of Fifty-Eight Thousand Five Hundred Fifty-Nine and 63/100 ($58,559.63) Dollars each.

          (xi) "Rent Commencement Date" shall mean the later of (a) the date on which the first (1st) anniversary of the Commencement Date shall occur or (b) October 1, 2004.

          (xii) "Security Deposit" shall mean the sum of $563,907.50.

          (xiii) "Tenant's Proportionate Share" shall mean 6.398%, determined by
               (a) dividing the number of rentable square feet conclusively deemed to be in the Premises by 271,193, the number of rentable square feet conclusively deemed to be in the

               Building and (b) rounding the quotient thereby obtained to the nearest thousandths percent.

     B. Demise. Subject to and upon the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, and Landlord hereby grants to Tenant, for the benefit of Tenant, the non-exclusive right to use the appurtenances and the common areas of the Building.

     C. Term. This Lease shall be for a term (the "Term") which commences on the Commencement Date and ends on the Expiration Date, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Within ten (10) days of either party's request, Tenant and Landlord shall join in the execution of an agreement stipulating the Commencement Date, the Rent Commencement Date and the Expiration Date of this Lease.

     D. Rent. Commencing as of the Commencement Date, and continuing throughout the Term, Tenant shall pay Landlord the annual Base Rent set forth in Subsection A of this Article 1, payable without demand, on or in advance of the first (1st) day of each month in equal monthly installments by check subject to collection, at the office of Landlord or such other place as Landlord may designate from time to time without, except as herein provided, any set-off, offset, abatement or deduction whatsoever, except that Tenant shall pay the first (1st) monthly installment upon Tenant's execution of this Lease. If the Rent Commencement Date occurs on a date other than the first (1st) day of a calendar month, Tenant shall pay to Landlord on or before the first (1st) day of the next rent paying month the monthly installment of Base Rent for such prior partial month on a pro rata basis (based on the actual number of days in such month in which the Rent Commencement Date occurs), and the first (1st) month's Base Rent paid by Tenant as described above shall be applied to the first (1st) full calendar month of the Term for which Base Rent shall be due and payable. Such payment, together with the sum paid by Tenant as the first (1st) month's Base Rent upon the execution of this Lease, shall constitute payment of the Base Rent for the period from the Rent Commencement Date to and including the last day of the calendar month next succeeding the calendar month in which the Rent Commencement Date shall occur. All other sums of money that may become due from Tenant and payable to Landlord under this Lease shall be additional rent hereunder, payable at the time and in the manner expressly provided herein. The terms "rent" or "Rent" as used in this Lease shall mean and be deemed to include Base Rent, any increases in Base Rent and all additional rent payable hereunder.

     E. Rent Abatement. Notwithstanding anything to the contrary hereinabove set forth, provided this Lease is in full force and effect and Tenant is not in default under this Lease beyond applicable notice and grace periods, the Base Rent set forth in subsection B(x) of this Article 1 shall be abated from the Commencement Date through the day immediately preceding the Rent Commencement Date; provided however, if Tenant subsequently cures any such default prior to a termination of this Lease by reason thereof, Tenant shall thereafter be entitled to the balance of such abatement not yet applied against the Base Rent. In addition, in the event the Commencement Date does not occur on or prior to the first (1st) day of October, 2003 or on the first (1st) day of any succeeding calendar month for reasons other than a Tenant Delay or strikes or labor troubles, laws, governmental preemption in connection with a National Emergency, by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, then commencing on the Rent Commencement Date, the Base Rent shall be further abated on a day for day basis for each day occurring between the date on which the Commencement Date occurs and the last day of the month in which the Commencement Date occurs, provided that Tenant can establish that Tenant's existing landlord required that Tenant satisfy its complete rent obligation under its existing lease for all or a portion of such month beyond the Commencement Date. By means of illustration only, if the Commencement Date occurs on October 10, 2003, and Tenant's existing landlord requires that Tenant pay rent under its existing lease through October 31, 2003, then the Rent Commencement Date shall be postponed for an additional twenty-one
(21) days through October 31, 2004. Tenant shall provide Landlord with such documentation as Landlord shall reasonably request to evidence the rental payment made to Tenant's existing landlord, including, without limitation, copies of Tenant's existing lease, invoices and cancelled checks. If Tenant is not required to make a rent payment to its existing landlord for any such period beyond the Commencement

Date, then Tenant's rent obligations hereunder shall commence on the Rent Commencement Date. Nothing hereinabove contained shall be deemed a waiver of Tenant's obligation to pay any other sums or charges due and payable under this Lease, including, without limitation, the cost of Tenant's consumption of electric energy in the Premises pursuant to subsection H of Article 29 hereof.

     F. Rent Adjustments. Tenant hereby acknowledges that, in lieu of an operating expense or porters wage escalation, Landlord has agreed to adjust the Base Rent annually as hereinafter provided. Effective as of the date on which the first (1st) and each succeeding anniversary of the Commencement Date shall occur, the Base Rent then payable pursuant to this Article 1 shall be increased by an amount equal to two (2%) percent of the then escalated Base Rent payable during the immediately preceding twelve (12) month period (not taking into account any rent abatements or credits hereunder) on a compounded, cumulative basis, as more particularly shown calculated on the Rent Adjustment Schedule annexed hereto as Exhibit 2 and made a part hereof.

2.   USE AND OCCUPANCY.

     A. Permitted Uses. The Premises shall be used and occupied for the Permitted Uses, and for no other purpose.

     B. Use Prohibitions. Anything contained herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (i) for the business of photographic, multilith or multigraph reproductions or offset printing, (ii) labor union office, physician's or dentist's office or for the rendition of any other diagnostic or therapeutic services, dance or music studio, school (except for the training of employees of Tenant or its customers), (iii) for a public stenographer or typist, (iv) for a telephone or telegraph agency, telephone or secretarial service for the public at large, (v) for a messenger service for the public at large, (vi) gambling or gaming activities, obscene or pornographic purposes or any sort of commercial sex establishment, (vii) for the possession, storage, manufacture or sale of alcohol, drugs or narcotics, (viii) for the offices or business of any federal, state or municipal agency or any agency of any foreign government, (ix) for gem and diamond polishing, (x) manufacturing or assembly of any nature whatsoever, (xi) for a security or guard service for persons other than Tenant and other permitted occupants of the demised premises and (xii) any other business for which Landlord would not normally rent space for based on standards customarily imposed by owners of comparable buildings. If any provision of this Lease permits, in whole or in part, use involving fabrication of any product or assembly of components of any product or the sale of any product or service, such use is only permitted to the extent lawful under the present or then certificate of occupancy for the Building (a copy of which present certificate of occupancy is annexed hereto as Exhibit 3 and made a part hereof) and under laws, ordinances, regulations, rules and orders of any governmental body having jurisdiction over the Premises, from time to time in effect. The provisions of this Article shall be binding upon Tenant's successors, assigns, subtenants and licensees and shall not be waived by any consent to an assignment or subletting or otherwise except by written instrument expressly referring to this Article. Nothing in this subsection B shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions in connection with, either directly or indirectly, its own business and/or activities.

3.   ALTERATIONS.

     A. Alterations Within Premises. Tenant shall not make or perform or permit the making or performance of, any alterations, installations, improvements or additions in or about the Premises ("Alterations") without Landlord's prior consent. Subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and to the provisions of this Article, Tenant, at Tenant's expense, may make Alterations in or to the interior of the Premises which do not adversely affect the Building's mechanical, electrical, plumbing, Class E or other Building systems or the structural integrity of the Building, do not adversely affect any part of the Building other than the Premises, do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, do not materially or adversely reduce the value or utility of the Building and which are performed only by contractors and mechanics first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and in compliance with all applicable laws (Alterations of the nature described in this sentence are hereinafter referred to as "Non-Structural Alterations"). In addition, subject to the applicable terms, conditions and provisions of this Article 3 and Schedule B hereof, Landlord hereby grants its consent to the installation of a kitchen in the Premises as shown on the Final Plans at Tenant's sole cost and expense during the performance of Landlord's Initial Construction. Tenant shall not perform work which would (i) require changes to the exterior design of the Building, (ii) not be in compliance with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the Building and/or the construction of the Premises, including but not limited to, the Americans with Disabilities Act of 1990, or (iii) be incompatible with the Certificate of Occupancy for the Building. Any changes to the Premises required by any governmental department affecting the construction of the Premises for Tenant's initial occupancy thereof shall be performed by Landlord as part of Landlord's Initial Construction; otherwise, any such compliance required in connection with future Alterations to the Premises shall be at Tenant's expense. All Alterations shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations reasonably prescribed by Landlord for the Building. A copy of the current requirements for "certificates of final approval" and the current construction conditions and requirements for tenant alteration work and new construction are annexed hereto as Schedules C and D, respectively and made a part hereof. Notwithstanding the foregoing to the contrary, Tenant shall have the right to make non-structural Alterations to the interior of the Premises of a purely cosmetic or decorative nature (i.e., wall, floor and ceiling coverings and window treatments) that do not require a building permit, building notice or any similar authority or permit from any federal, state, county or municipal authority (collectively, "Cosmetic Alterations"), without Landlord's prior written consent, provided that (i) the aggregate cost of such Cosmetic Alterations will not exceed the sum of Fifty Thousand and 00/100 ($50,000.00) Dollars in any one instance (or in any series of instances effectuating a single alteration plan), which cap shall increase to Seventy-Five Thousand and 00/100 ($75,000.00) Dollars from and after the seventh (7th) anniversary of the Commencement Date, (ii) Landlord shall have received, at least ten (10) days prior to the commencement of the Cosmetic Alterations, notice of the Cosmetic Alterations to be performed, the identity of the contractors performing the Cosmetic Alterations (together with certificates of insurance required to be maintained by such contractors), which contractors shall be subject to the reasonable approval of Landlord, and (iii) the applicable terms, conditions and provisions of this Lease regarding Alterations are otherwise fully complied with.

     B. Restoration of Premises. All furniture, furnishings, fixtures, equipment, movable fixtures, removable partitions and all other personal property (collectively, "Tenant's Personalty") installed or brought onto the Premises by Tenant must be removed from the Premises by Tenant, at Tenant's expense, prior to the Expiration Date or earlier termination of the Term. All Alterations in and to the Premises which may be made by Landlord or Tenant prior to and during the Term, or any renewal thereof, shall become the property of Landlord upon the Expiration Date or earlier end of the Term or any renewal thereof, and shall not be removed from the Premises by Tenant unless Landlord, at Landlord's option by notice to Tenant prior to the Expiration Date, elects to have them removed from the Premises by Tenant, in which event the same shall be removed from the Premises by Tenant, at Tenant's expense, prior to the Expiration Date or earlier termination of the Term. Notwithstanding the foregoing to the contrary, in no event shall Tenant be required to remove any Alterations in and to the Premises made by Landlord as part of Landlord's Initial Construction or subsequently made by Landlord or Tenant that are "Building Standard" (as hereinafter defined in nature); nor shall Tenant be required to remove any other Alterations, whether or not Building

Standard in nature, unless such Alterations would be unusually difficult or costly to remove (as reasonably determined by Landlord), including, without limitation, any mantraps or other specialty installations used to guard against theft or invasion, safes, floor enforcements required for Tenant's safes, kitchen exhaust and fire suppression systems and any internal stairwells or other floor penetrations (collectively, "Specialty Alterations"). The Specialty Alterations being performed as part of Landlord's Initial Construction that Tenant shall be obligated to remove pursuant to this subsection B are identified on Exhibit 4 annexed hereto and made a part hereof by the words "Yes" in the column titled "Remove". Tenant may, at the time that Tenant submits plans for any Alterations for Landlord's acceptance, request that Landlord identify any Specialty Alterations shown on such plans and in such event Landlord shall promptly designate the same. In the event Landlord elects to have Tenant remove any Specialty Alterations, Tenant shall repair in a good and workmanlike manner any damage to the Premises or the Building caused by the removal of such Specialty Alterations or any of Tenant's Personalty. Any Specialty Alterations Tenant is obligated to remove or any of Tenant's Personalty remaining on the Premises after the Expiration Date or earlier termination of the Term shall be deemed conclusively abandoned and may, at the election of Landlord, either be retained as Landlord's property or be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, for the repair of damage caused by such removal and for restoring the Premises as required hereunder, but nothing herein shall be deemed to relieve Tenant of its responsibility to remove any such Specialty Alterations or any of Tenant's Personalty which Tenant is obligated to remove at Landlord's election hereunder.

     C. Chlorofluorocarbons. Anything contained herein to the contrary notwithstanding, in the event Landlord shall elect to have Tenant repair or remove any mechanical or other equipment installed within the Premises by Tenant containing chlorofluorocarbons ("CFC's"), the repair or removal of such equipment, as the case may be, shall conform with all requirements of law and industry practices. Additionally, any such repair or removal shall be done by contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and subject to the procedures to which Landlord's consent shall have previously been obtained. Tenant shall indemnify and hold Landlord harmless from any liability or damages resulting from any contamination within the Building, as a result of the repair or removal of any of the aforesaid equipment containing CFC's by Tenant.

     D. Submission of Plans. Prior to making any Alterations, Tenant (I) shall submit to Landlord or to a consultant appointed by Landlord ("Landlord's Consultant") detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, Class E sprinkler and structural drawings stamped by a professional engineer or architect licensed in the State of New
York) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's acceptance of such plans and specifications, which acceptance shall not be unreasonably withheld, conditioned or delayed with respect to Non-Structural Alterations only, (ii) shall pay to Landlord all reasonable costs and expenses incurred by Landlord (including the cost of Landlord's Consultant) in connection with Landlord's review of Tenant's plans and specifications (provided, however, Landlord agrees to waive its right to reimbursement of such costs incurred in connection with Landlord's Initial Construction), (iii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iv) shall furnish to Landlord evidence that Tenant, and Tenant's contractors and subcontractors engaged in connection with such Alterations, are carrying such insurance as Landlord may reasonably require, as more particularly set forth in Schedule C annexed hereto and made a part hereof. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain any certificates of final approval of such Alteration, including the "as-built" drawings showing such Alterations, required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof. All Alterations shall be made and performed in accordance with the Rules and Regulations (hereinafter defined) and in accordance with the Americans with Disabilities Act of 1990, including but not limited to the accessibility provisions thereof; all materials and equipment to be incorporated in the Premises as a result of all Alterations shall be new and first quality; no such materials or equipment to be incorporated into the Premises shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. Landlord's acceptance of Tenant's plans, specifications and working drawings for Alterations shall create no responsibility or liability on the part of Landlord with respect to their completeness, design, sufficiency or compliance with all applicable laws, rules or regulations of governmental agencies or authorities.

     E. Mechanics' Liens; Labor Conflicts. Any mechanic's lien filed against the Premises, or the Real Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant (excluding work or materials furnished by Landlord or its agents) shall be discharged by Tenant within thirty
(30) days after notice from Landlord, at Tenant's expense, by payment or filing the bond required by law. Within ten (10) days following Landlord's request, Tenant shall endeavor to provide Landlord with lien waivers executed by the general contractor and its subcontractors employed in connection with any Alterations performed by or on behalf of Tenant with respect to work performed and paid for to date. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, service provider, mechanic or laborer in the Premises, whether in connection with any Alterations, cleaning services or otherwise, if, in Landlord's reasonable discretion, such employment will interfere or cause any conflict with other contractors, service providers, mechanics, or laborers engaged in the construction, cleaning, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, service providers, mechanics or laborers causing such interference or conflict to leave the Building immediately.

4. REPAIRS. Landlord shall maintain, operate and repair the structure and the public portions of the Building, both exterior and interior, and the Building-wide systems that service the Premises up to the point of connection thereto (subject to Tenant's repair obligations set forth herein) in a manner comparable to buildings of comparable age and condition located in the Grand Central Station vicinity. Tenant shall, throughout the Term, take good care of the Premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted. Tenant shall pay Landlord for all replacements made at Tenant's request to the lamps, tubes, ballasts and starters in the lighting fixtures installed in the Premises, but Tenant shall be entitled to install its own replacement lamps, tubes and starters. Notwithstanding the foregoing, but subject to the waiver of subrogation provisions set forth in subsection C of
Article 9 hereof, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from the carelessness, omission, neglect or improper conduct of, or Alterations made by, or any work, labor, service or equipment done for or supplied to, Tenant or any subtenant by parties other than Landlord or its contractors, or the installation, use or operation of any property or equipment by Tenant or any of Tenant's subtenants, agents, employees, invitees or licensees, shall be repaired promptly by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord. Tenant also shall repair all damage to the Building and the Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality and class equal to the original work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after thirty (30) days notice to proceed with due diligence to make repairs required to be made by Tenant hereunder, or if Landlord elects to make any repairs in or to the Building (outside the Premises) or the facilities and systems thereof for which Tenant is responsible, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible by Landlord as additional rent promptly after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in the Premises of which it becomes aware and for which Landlord may be responsible hereunder. Except as expressly provided in Articles 10 and 29 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances, or equipment thereof. If the Premises be or become infested with vermin due to Tenant's acts or omissions, Tenant, at Tenant's expense, shall cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord, which consent shall not be unreasonably withheld; otherwise Landlord shall be responsible for the same. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up for any reason whatsoever including, but not limited to, Landlord's own acts, or any of such windows are permanently closed, darkened or bricked-up if required by law or related to any construction upon property adjacent to the Real Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

5. WINDOW CLEANING. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of
Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction. Landlord agrees not to put UV coating on Tenant's exterior windows during the Term.

6. REQUIREMENTS OF LAW; FLOOR LOAD.

     A. Requirements of Law. Tenant, at Tenant's sole expense, shall promptly comply with all present and future laws, statutes, orders, directives and regulations of federal, state, county, city and municipal authorities, departments, bureaus, boards, agencies, commissions and other sub-divisions thereof, and of any official thereof and any other governmental and quasi-public authority and all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body which shall now or hereafter impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the Building as a result of the particular manner of use or occupation thereof by Tenant (as distinguished from normal office use) or as a result of any alteration thereof by Tenant. Landlord shall be responsible for correcting or causing the correction of any conditions which are not the responsibility of Tenant hereunder and which give rise to any claim of violation of any law, rule or regulation with respect to the Premises, if the failure to cure such violation will adversely affect Tenant's use and occupancy of the Premises or pose an imminent threat to persons or property. Tenant shall not do or permit to be done any act or thing upon the Premises which is contrary to and will invalidate or be in conflict with any public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Building and fixtures and property therein, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage by reason of the use of the Premises for purposes other than normal office use. Tenant shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner as not to increase the insurance rate applicable to the Building, or use the Premises in a manner (other than a manner typical for normal office use) which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect prior to this Lease. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Article 3 hereof. If by reason of Tenant's particular manner of use of the Premises (as distinguished from normal office use) or Tenant's failure to comply with the provisions of this Article, Landlord's operating expenses increase (including any increase attributable to the fire insurance rate being higher than it otherwise would be), then Tenant shall reimburse Landlord, as additional rent hereunder, for the additional operating expenses incurred by Landlord because of Tenant's particular manner of use of the Premises and/or such failure of use by Tenant, and shall make such reimbursement within thirty (30) days following Landlord's demand therefor. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Article 3 hereof.

     B. Floor Load. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. The parties hereto acknowledge that floor reinforcements shall be installed in the Premises during the performance of Landlord's Initial Construction at Tenant's expense to support the weight of Tenant's safes, as shown on the "Final Plans" prepared by the "Architect" (as such terms are hereinafter defined). Landlord reserves the right to reasonably prescribe the weight and position of all safes, business machines and heavy equipment and installations such that the same are placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's commercially reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent (not to be unreasonably withheld provided the structural integrity of the Building is not adversely affect thereby) and payment to Landlord of Landlord's costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Landlord may designate.

7.   SUBORDINATION.

     A. Subordination. This Lease is subject and subordinate to each and every ground or underlying lease of the Real Property or the Building hereafter made by Landlord (collectively, the "Superior Leases") and to each and every trust indenture and mortgage (collectively the "Mortgages") which may now or hereafter affect the Real Property, the Building or any such Superior Lease and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor and advances made thereunder. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under a Superior Lease, or trustee or mortgagee of a Mortgage superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall execute and deliver any certificate that Landlord may reasonably request and, in the event that Tenant shall fail to execute and deliver any such certificate within ten (10) days after request therefor, which failure continues for more than ten (10) days following Tenant's receipt of a second (2nd) notice, such failure shall constitute an Event of Default hereunder. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. If, at any time Landlord's obligations as lessee under any Superior Lease require Landlord to modify any of its obligations under, or any of the terms of, this Lease or if, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease, provided such modifications do not increase the obligations or adversely affect the rights of Tenant under this Lease (except to a de minimus extent), Tenant shall not unreasonably refuse to make such modifications.

     B. Attornment. If at any time prior to the expiration of the Term, any Mortgage shall be foreclosed or any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall not then be entitled to possession of the Premises. The provisions of this subsection B shall inure to the benefit of any such owner, lessor or mortgagee, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, reasonable instruments in confirmation of the foregoing provisions of this subsection B, satisfactory to any such owner, lessor or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy and, in the event that Tenant shall fail to execute and deliver any such instruments within ten (10) days after request therefor, which failure continue for more than ten (10) days following Tenant's receipt of a second (2nd) notice, such failure shall constitute an Event of Default hereunder. Nothing contained in this subsection B shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

     C. Non-Disturbance Agreement. Landlord agrees that it shall obtain a subordination, non- disturbance and attornment agreement (a "Non-Disturbance Agreement") in favor of Tenant from the present mortgagee of the Building in the form annexed hereto as Exhibit 5 and made a part hereof within thirty (30) days following Tenant's execution and delivery of the same. In addition, provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond applicable notice and grace periods, this Lease shall not be subordinate to any future Mortgage or lease intended to be a Superior Lease unless and until Landlord shall secure from the holder of any future Mortgage and the lessor of any future Superior Lease intended to be superior to the interest of Tenant hereunder a Non-Disturbance Agreement either (i) substantially in the form annexed hereto as Exhibit 5 (with such changes thereto as may be reasonably required by the future lender or lessor in accordance with customary lending or real estate practices, provided such changes do not materially reduce any of Tenant's rights or materially increase any of Tenant's obligations hereunder) or, (ii) if a substantially different form, then in a form which is reasonably acceptable to Tenant. Tenant covenants and agrees to execute and deliver any such Non-Disturbance Agreement from any future lender or lessor within ten (10) business days following Tenant's receipt of the same, failing which this Lease shall be deemed subordinate to any such future Mortgage or future Superior Lease pursuant to the terms of subsection A of this Article 7.

8. RULES AND REGULATIONS. Tenant shall observe faithfully, and comply strictly with, and Tenant shall cause its employees, agents, visitors and licensees to observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Schedule A and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt after reasonable advance notice to be given as Landlord may elect (collectively, the "Rules and Regulations"). Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided, however, Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner. In the event of a conflict between the terms, conditions and provisions contained in this Lease and any of the terms, conditions and provisions contained in the Rules and Regulations, the terms, conditions and provisions of this Lease shall be deemed to govern and control. In any instance in which Landlord is allowed to exercise its discretion under the Rules and Regulations, such discretion shall be reasonably exercised.

9. INSURANCE.

     A. Liability Insurance. Tenant shall obtain at its own expense and keep in full force and effect during the Term (or such earlier date that Tenant enters into or takes possession of the Premises, or any part thereof), a policy of commercial general liability insurance (including, without limitation, insurance covering Tenant's contractual liability under this Lease), under which Tenant is named as the insured, and Landlord, Landlord's managing agent, the present and any future mortgagee of the Real Property or the Building and/or such other designees reasonably specified by Landlord from time to time, are named as additional insureds (Tenant acknowledging and agreeing to the reasonableness of the inclusion of the parties listed in the Insurance Requirements of Schedule C as additional insured parties in Tenant's insurance policies). The certificate of insurance shall also contain a provision which provides the insurance company will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first endeavoring to give Landlord at least thirty (30) days written notice by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insureds and policy holder. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000 for injury (or death) and damage to property or such greater amount as Landlord may, from time to time, reasonably require, provided such increases are commercially reasonable for comparable lease space (including comparable businesses) in midtown Manhattan (provided Landlord agrees not to increase such limits during the initial thirty-six (36) calendar months of the Term). Tenant shall also maintain at its own expense during the Term (or such earlier date that Tenant enters into or takes possession of the Premises, or any part thereof) a policy of workers' compensation insurance providing statutory benefits for Tenant's employees and employer's liability. Tenant shall provide to Landlord prior to taking possession of the Premises at least thirty
(30) days prior to the termination of any existing policy, a certificate of insurance evidencing the effectiveness of the insurance policies required to be maintained hereunder which shall include the named insured, additional insured, carrier, policy number, limits of liability, effective date, the name of the insurance agent and its telephone number. Following the occurrence of any event that may give rise to an insurance claim or dispute, Tenant shall provide Landlord with a complete copy, or all relevant portions, of any such policy upon written request of Landlord. Tenant shall have the right to obtain any of the insurance required hereunder pursuant to a blanket policy covering other properties provided the blanket policy contains an endorsement that names Landlord, Landlord's managing agent and/or designees reasonably specified by Landlord from time to time, as additional insureds (Tenant acknowledging and agreeing to the reasonableness of the inclusion of the parties listed in the Insurance Requirements of Schedule C as additional insured parties in Tenant's insurance policies), references the Premises, and guarantees a minimum limit available for the Premises equal to the amount of insurance required to be maintained hereunder, or alternatively such insurance may be maintained in traunches with different insurance carriers. Each policy required hereunder shall contain a clause that the policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. The limits of the insurance required under this subsection shall not limit the liability of Tenant under this Lease. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A-" and a financial rating of at least "10". In the event that Tenant fails to continuously maintain insurance as required by this subsection, Landlord may, at its option and without relieving Tenant of any obligation hereunder, order such insurance and pay for the same at the expense of Tenant. In such event, Tenant shall repay the amount expended by Landlord, with interest thereon, immediately upon Landlord's written demand therefor.

     B. "All Risk" Insurance. Tenant shall also maintain at its own expense during the Term a policy against fire and other casualty on an "all risk" form covering all Alterations, construction and other improvements installed within the Premises hereinafter installed by or on behalf of Landlord or Tenant, other than Building-Standard Alterations made by Landlord as part of Landlord's Initial Construction, and on all furniture, fixtures, equipment, personal property and inventory of Tenant located in the Premises and any property in the care, custody and control of Tenant (fixed or otherwise) sufficient to provide 100% full replacement value of such items, which policy shall otherwise comply with the provisions of subsections A and C of this Article 9. On any such policy, Tenant shall name Landlord as a loss payee, as its interest may appear with respect to improvements and betterments in which Landlord has an interest under this Lease.

     C. Waiver of Subrogation. The parties hereto shall procure an appropriate clause in, or endorsement on, any "all-risk" property insurance covering the Premises and the Building, including its respective Alterations, construction and other improvements as well as personal property, fixtures, furniture, inventory and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and each party hereby agrees that it will not make any claim against or seek to recover from the other or the partners, directors, officers, shareholders or employees of such party for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such "all-risk" property insurance policies. If the payment of an additional premium (only if generally required in the insurance market) is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party shall have the right to pay the same or be deemed to gave waived the other party's obligation to obtain such a waiver. It is expressly understood and agreed that Landlord will not carry insurance on the Alterations, construction and other improvements presently existing or hereafter installed within the Premises or on Tenant's fixtures, furnishings, equipment, personal property or inventory located in the Premises or insurance against interruption of Tenant's business.

     D. Landlord's Insurance. Landlord agrees to maintain and keep in full force and effect throughout the Term hereof, the following insurance for the Building:
(i) commercial general liability insurance covering claims, demands or actions for injury (or death) and damage to property with commercially reasonably limits for buildings of comparable age and condition in the Grand Central Station vicinity and (ii) standard fire and extended coverage policy, insuring the Building against fire and other causes included on an "all risk" form sufficient to provide 100% full replacement value of the Building (exclusive of foundations) or such lesser amount as will avoid co-insurance, with commercially reasonable deductibles.

10.  DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE.

     A. Repair of Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If the Premises shall be damaged by fire or other casualty, then the Premises shall be repaired and restored to its condition preceding the damage in accordance with the provisions of this Article 10. Whenever in this Article 10 reference is made to restoration of the Premises, (i) Tenant's obligation shall be as to all property within the Premises including Tenant's furniture, fixtures, equipment and other personal property, any and all Alterations, construction or other improvements made to the Premises by or on behalf of Tenant (excluding any Building-Standard Alterations made by Landlord as part of Landlord's Initial Construction, and excluding any changes to such Building-Standard Alterations provided that, after completion thereof, Landlord's responsibility shall not exceed that which Landlord would have had for Building-Standard Alterations (herein called "Building Standard Changes") all of which shall be restored and replaced at Tenant's sole cost and expense ("Tenant's Restoration Obligations") and (ii) Landlord's obligation, if any, shall be as to the shell, which constitutes the structure of the Building, the mechanical, electrical, plumbing and other building-wide systems up to the point of connection into the Premises, the Building Standard Alterations made by Landlord as part of Landlord's Initial Construction, Building-Standard Changes and any leasehold improvements existing in the Premises on the date hereof ("Landlord's Restoration Obligations"). In addition, at Tenant's request, Landlord shall also restore any Above-Building Standard Improvements made as part of Landlord's Initial Construction or subsequently made by Tenant provided
(a) Tenant makes the proceeds of insurance available to Landlord for the cost of the same (or Tenant otherwise pays such costs to Landlord in advance of the performance of such work) and (b) if the performance of such work delays the completion of Landlord's Restoration Obligations, the abatement of the Base Rent and additional rent shall cease as of the date Landlord would have otherwise completed Landlord's Restoration Obligations. Landlord shall have no liability to Tenant, and (except as expressly provided below) Tenant shall not be entitled to terminate this Lease, if such repairs and restoration are not in fact completed within Landlord's estimated time period for restoration (if any), so long as Landlord shall have proceeded with reasonable due diligence, subject however to the provisions of subsection C below. If the Building or Premises shall be partially damaged or partially destroyed, the Rent shall be reduced in the proportion which the area of the part of the Premises which is damaged bears to the total area of the Premises until the date which is sixty (60) days after Landlord's Restoration Obligations are completed or such earlier date that Tenant retakes possession of the Premises for the conduct of its business therein; provided, however, the Rent shall be abated in its entirety during the restoration period if the balance of the Premises becomes unusable or inaccessible and Tenant vacates the Premises by reason thereof. If all or substantially all of the Premises are totally damaged or are rendered wholly untenantable or unaccessible, the Base Rent and additional rent shall abate as of the date of the damage or destruction until the date which is ten (10) business days after Landlord's Restoration Obligations are completed or such earlier date that Tenant retakes possession of the Premises for the conduct of its business therein. Notwithstanding the foregoing, in the event of such damage to the Premises in whole or in part, should Tenant retake possession of a portion of the Premises prior to the date Landlord's repairs are made, the Rent shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such possession.

     B. Termination Options. (i) Anything in subsection A of this Article 10 to the contrary notwithstanding, if forty (40%) percent of the office space within the Building, inclusive of the Premises, is totally damaged or rendered wholly untenantable, or if the Building shall be so damaged by fire or other casualty that, in the reasonable opinion of Landlord's independent architect or engineer, either demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), and the cost of such demolition or reconstruction shall exceed forty (40%) percent of the then insured value of the Building, or if the Building, after its proposed repair, alteration or restoration, shall not be economically viable for its current use, then in any of such events, Landlord, at Landlord's option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease. In addition, (i) if any damage shall occur to the Premises during the last two (2) years of the Term, Landlord shall have the option to terminate this Lease by thirty (30) days prior written notice to Tenant and (ii) Landlord shall not be obligated to repair or restore the Premises or the Building if a holder of a mortgage or underlying leasehold applies proceeds of insurance to the loan or lease payment balance, and the remaining proceeds, if any, available to Landlord are insufficient to pay for such repair or restoration. If Landlord elects to terminate this Lease, the Term shall expire upon the date set forth in such notice, and Tenant shall vacate the Premises and surrender the same to Landlord without prejudice however, to Landlord's rights and remedies against Tenant under this Lease in effect prior to such termination and any Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Upon the termination of this Lease under the conditions provided for in the next preceding sentence, Tenant's liability for Rent thereafter accruing shall cease as of the day following such damage.

          (ii) If the Building or the Premises are damaged by fire or other casualty or are rendered untenantable thereby, and if Landlord shall be obligated to restore the Premises or the Building as the case may be, Landlord shall, within ninety (90) days following the damage, cause a reputable, independent contractor or architect selected by Landlord to give written notice to Tenant of the date by which such contractor or architect believes the restoration of the Premises shall be substantially completed (the "Restoration Date"). If such notice shall indicate that the Restoration Date shall not occur within nine (9) months following such initial ninety (90) day estimate period, then Tenant shall have the right to terminate this Lease by giving notice to Landlord not later than thirty (30) days after receiving such notice and in such event this Lease shall terminate on the later of the date specified in Tenant's notice for the termination of this Lease (which date shall not be more than thirty (30) days after the giving of such notice) or the date Tenant vacates the Premises and removes all its property therefrom. If Tenant shall not so elect to terminate this Lease, but Landlord shall thereafter fail to substantially complete the restoration of the Premises on or before the Restoration Date for any reason whatsoever, other than a force majeure (subject to the provisions of subsection C below) or any other cause beyond the reasonable control of Landlord (including without limitation, the acts or omissions of Tenant or Tenant's agents, contractors, employees or invitees), Tenant shall have the right to terminate this Lease by giving written notice to Landlord not later than ten
(10) business days following the Restoration Date, whereupon this Lease shall be deemed canceled and terminated as of the date of the giving of such termination notice as if such date were the Expiration Date.

     C. Repair Delays. Landlord shall not be liable for reasonable delays which may arise by reason of the claim adjustment with any insurance company on the part of Landlord and/or Tenant, and for reasonable delays on account of "labor troubles" or any other cause beyond Landlord's control; provided, however, the foregoing shall not be deemed to diminish Tenant's rights to terminate this Lease pursuant to the provisions of subsection B of this Article 10 if Landlord fails to restore the Premises within sixty (60) days following the Restoration Date for any reason other than the acts or omissions of Tenant or Tenant's agents, contractors, employees or invitees.

     D. Provision Controlling. The parties agree that this Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

     E. Property Loss or Damage. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Except to the extent attributable to the negligence or willful misconduct of Landlord or its agents, contractors or invitees while within the Premises or to a breach by Landlord of its obligations set forth in this Lease (but subject to the provisions of subsection C of Article 9 hereof), neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

11.  CONDEMNATION.

     A. Condemnation. If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Building shall be so acquired or condemned then, (i) except as hereinafter provided in this subsection A, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Building so acquired or condemned, from and after the date of the vesting of title, the Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (ii) if a material part of the Building shall be acquired or condemned (whether or not the Premises shall be affected thereby), Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a five (5) days notice of termination of this Lease, provided Landlord terminates leases covering at least forty (40%) percent of the office space within the Building, inclusive of the Premises; and
(iii) if the part of the Building so acquired or condemned shall contain a material part of the area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation (other than for temporary use or occupancy), Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a five (5) days notice of termination of this Lease. If any such five (5) days notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this subsection A, Landlord, at Landlord's expense, shall perform Landlord's Restoration Obligations to restore that part of the Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease and the Term pursuant to the provisions of this subsection A, the Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

     B. Award. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this subsection B shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the then value of any furniture, furnishings and fixtures and the unamortized cost of the Above-Building Standard Improvements installed by, or on behalf of, and at the sole expense of Tenant and included in such taking, and Tenant's moving expenses provided that such award shall not reduce the amount of the award otherwise payable to Landlord.

12.  ASSIGNMENT AND SUBLETTING.

     A. Prohibition Without Consent. Tenant expressly covenants that it shall not (i) assign or otherwise transfer this Lease or the term and estate hereby granted, (ii) mortgage, pledge or encumber this Lease or the Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, (iii) sublet the Premises or any part thereof or permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise) except as expressly provided therein or (iv) advertise, or authorize a broker to advertise the Premises for assignment or subletting, without obtaining the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld with respect to any such advertisement. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant.

herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld subject to the provisions of subsection G of this Article 12. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 12 shall be void.

     B. Notice of Proposed Transfer. If Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or part of the Premises (the "Proposed Transaction"), Tenant shall request Landlord's preliminary consent thereto by written notice thereof to Landlord, which notice shall be accompanied by a final, fully-negotiated term sheet signed by Tenant and the proposed assignee or subtenant setting forth all of the material business terms of the Proposed Transaction (each a "Term Sheet"), including, without limitation, whether the Proposed Transaction is an assignment or sublease (and if a sublease, that portion of the Premises to be sublet and the proposed sublet term), the rent and other consideration to be paid to Tenant in connection with the Proposed Transaction, the various concessions offered by Tenant to the proposed assignee or subtenant (e.g. rent abatements, moving allowances, base building work and tenant improvements allowances), the effective or commencement date of the Proposed Transaction (which shall be not less than seven (7) business days nor more than one hundred and eighty (180) days after the giving of such notice) and such other information as Landlord may reasonably request, including, without limitation, current financial information for the proposed assignee or subtenant. Unless Landlord elects to exercise its option described in subsection C below, Landlord's preliminary approval to the Proposed Transaction shall not be unreasonably withheld or delayed, provided and upon the condition that:

          (i) Tenant shall have complied with the provisions of this subsection B of this Article 12;

          (ii) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building, (b) is limited to the use of the Premises as general and executive offices, and (c) will not violate any negative covenant as to use contained in any other lease of office space in the Building (Landlord hereby representing that no such negative covenants exist as of the date hereof);

          (iii) The proposed assignee or subtenant is a reputable party of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof; provided this condition shall be deemed satisfied if the named Tenant or a successor to Tenant (pursuant to paragraph K or L hereof) continues to be liable hereunder and its net worth at the time of the assignment or sublease is at least Twenty-Seven Million and 00/100 ($27,000,000.00) Dollars;

          (iv) Neither (a) the proposed assignee or subtenant nor (b) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building;

          (v) The proposed assignee or subtenant is not a person with whom Landlord is or has been, within the preceding six (6) month period, negotiating to lease space in the Building unless Tenant can establish that they dealt with proposed subtenant or assignee first;

          (vi) There shall not be more than three (3) separately demised subtenants of the Premises;

          (viii) The Premises shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for assignment or subletting at a rental rate lower than the then prevailing rental rate for other comparable space in the Building;

          (x) The proposed occupancy shall not, in Landlord's reasonable opinion, increase the office cleaning requirements or the Building's operating or other expenses or impose an extra burden upon services to be supplied by Landlord to Tenant to the extent which is inappropriate for a comparable building; and

          (xi) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

     C. Landlord's Option. Except for a permitted transfer of the nature described in subsections K, L and R of this Article 12, the notice describing the Proposed Transaction, together with a Term Sheet, shall be deemed an offer from Tenant to Landlord whereby Landlord may, at its option, (a) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises), or (b) terminate this Lease with respect to that portion of the Premises that Tenant proposes to sublease if the proposed transaction is a sublease of part of the Premises for all or substantially all of the balance of the Term. Said option may be exercised by Landlord by notice to Tenant at any time within seven (7) business days after the aforesaid notice has been given by Tenant to Landlord; and during such seven (7) business day period Tenant shall not assign this Lease nor sublet such space to any person or entity.

     D. Termination by Landlord. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Base Rent and additional rent due hereunder shall be paid and apportioned to such date. Furthermore, if Landlord exercises its option to terminate this Lease in part in any case where Tenant desires to sublet part of the Premises for all or substantially all of the balance of the Term, then (i) this Lease shall end and expire with respect to such part of the Premises and the means of access thereto on the date that the proposed sublease was to commence; (ii) from and after such date the Base Rent and additional rent due hereunder shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; (iii) from and after such date Tenant shall afford Landlord and its agents, tenants, undertenants, or licensees reasonable appropriate means of ingress and egress to and from such surrendered space for the purposes of construction of improvements, means of access and other purposes set forth in Article 14 hereof; and (iv) Landlord shall, at its sole expense, physically separate such part of the Premises from the balance of the Premises and provide proper means of access thereto in compliance with any legal or insurance requirements relating to such separation, and repair and restore to tenantable condition of any part of the remainder of the Premises which is physically affected by such separation. If Landlord exercises its option to terminate this Lease in whole or in part pursuant to subsection C of this
Article 12, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant, if any; provided, however, that if Landlord should lease the Premises (or any part thereof) to the Tenant's prospective assignee or subtenant, then Landlord shall pay any brokerage fee incurred in connection therewith.

     E. Intentionally Deleted.

     F. Intentionally Deleted.

     G. Conditions for Landlord's Approval. In the event Landlord does not exercise its option provided to it pursuant to subsection C of this Article 12 and provided that Tenant is not in default of any of Tenant's obligations under this Lease beyond the giving of notice and the expiration of applicable grace periods as of the time of Landlord's consent, Landlord's written consent to the proposed assignment or sublease shall not be unreasonably withheld or delayed and shall be granted or denied within the ten (10) business day period following Landlord's receipt of the proposed assignment or sublease described in subsection C above, provided and upon condition that (i) the form of the proposed sublease or instrument of assignment shall be in form reasonably satisfactory to Landlord, and (ii) shall comply with the applicable provisions of this Article 12. Within thirty (30) days after receipt of a bill therefor, Tenant shall reimburse

Landlord for the reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred by Landlord in connection with the granting of any requested consent. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise its option under subsection C of this Article 12, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant (subject to the provisions of subsection D hereof) or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

     H. Future Requests. In the event that (i) Landlord fails to exercise its option under subsection C of this Article 12 (if applicable), and Tenant fails to submit a proposed assignment or sublease for Landlord's consent within ninety
(90) days after Landlord's receipt of the Term Sheet describing such Proposed Transaction, or (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within thirty (30) days after the giving of such consent pursuant to subsection G hereof, then, Tenant shall again comply with all of the provisions and conditions of subsection B of this Article 12 before assigning this Lease or subletting all or part of the Premises.

     I. Sublease Provisions. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

          (i) No subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease;

          (ii) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

          (iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's Rent. The provisions of this Article 12 shall be self-operative and no further instrument shall be required to give effect to this provision; and

          (iv) Each subletting pursuant to this Article 12 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to any subtenant and/or acceptance of Base Rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Base Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 12.

     J. Profits from Assignment or Subletting. If Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

          (i) in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then fair market value thereof, as reasonably evidenced to Landlord) less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, legal, advertising and other reasonable and customary costs in connection with such assignment, provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall reasonably require, which costs shall be first deducted from any sums paid to Tenant by the assignee before the share of any profits with Landlord pursuant to this subsection J); and

          (ii) in the case of a sublease, fifty (50%) percent of any rents, additional charges or other consideration payable under the sublease on a per rentable square foot basis to Tenant by the subtenant which is in excess of the Base Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then fair market value thereof, as reasonably evidenced to Landlord), less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, legal, advertising and other reasonable and customary costs and the cost of demising the premises so sublet in connection with such sublease , provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall reasonably require, which costs shall be first deducted from any sums paid to Tenant by the subtenant before the sharing of any profits with Landlord pursuant to this subsection J). The sums payable under this subsection J(ii) of this Article 12 shall be paid to Landlord as and when paid by the subtenant to Tenant.

     K. Other Transfers. (i) The provisions of subsection A of this Article 12 shall not apply to a transfer (whether by one or more transfers) of a majority of the stock of Tenant provided such stock transfer or other equity interest transfer is not principally for the purpose of transferring the leasehold estate created hereby. The provisions of subsection A of this Article 12 shall, however, apply to transactions with a corporation or other entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, unless the following conditions (collectively, the "Transfer Conditions") are satisfied: (x) such merger, consolidation or transfer of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby, (y) that in any of such events
(a) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles of at least Twenty-Seven Million and 00/100 ($27,000,000.00) Dollars, (b) proof reasonably satisfactory to Landlord of such tangible net worth shall have been delivered to Landlord at least ten
(10) days prior to the effective date of any such transaction and (c) the use of the Premises for the Permitted Use shall remain unchanged following any such merger, consolidation or transfer of assets, and (z) Tenant shall provide Landlord with notice of any such merger, consolidation or transfer of assets within thirty (30) days of the effective date thereof. For the purposes of this Lease, the term "tangible net worth" shall be deemed to mean an entity's equity, as reported in such entity's annual financial statements (prepared in accordance with generally accepted accounting principles and by a reputable accounting firm), less the intangible assets of such entity, including but not limited to, copyrights, trademarks, trade names, licenses, patents, franchises, goodwill, operating rights and deferred financing costs. The provisions of subsections B, C and J of this Article 12 shall not be applicable to any transfers permitted pursuant to this subsection K(i).

               (ii) Intentionally Deleted.

               (iii) If Tenant's interest in this Lease is assigned to a subdivision, authority, body, agency, instrumentality or other entity created and/or controlled pursuant to the laws of the State of New York or any city, town or village of such state or of federal government ("Governmental Entity"), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of any of Tenant's rights to use and occupy the Premises, to any other Governmental Entity, as if such transfer of the right of use and occupancy were an assignment of this Lease; but said provisions shall not apply to a transfer of any of Tenant's rights in and to the Premises to any Governmental Entity which shall replace or succeed to substantially similar public functions, responsibilities and areas of authority as Tenant, provided that in any of such events the successor Governmental Entity (a) shall utilize the Premises in a manner substantially similar to Tenant, and (b) shall not utilize the Premises in any manner which, in Landlord's judgment, would impair the reputation of the Building.

               (iv) If Tenant's interest in this Lease is assigned to a sole proprietorship, the provisions of subsection A of this Article 12 shall apply to any assignment of the business of such sole proprietorship; provided however, said provisions shall not apply if the Transfer Conditions are satisfied.

     L. Related Entity. Tenant may, without Landlord's consent, permit any corporations or other business entities (but not including Governmental Entities) which control, are controlled by, or are under common control with Tenant (herein referred to as "related entity") to sublet all or part of the Premises or to take an assignment of this Lease for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease provided that (i) Tenant shall not be in default in the performance of any of its obligations under this Lease beyond the giving of notice and the expiration of applicable grace periods, (ii) prior to such subletting or assignment, Tenant furnishes Landlord with the name of any such related entity, together with a certification of Tenant, and such other evidence that is reasonably satisfactory to Landlord, that such subtenant or assignee is a related entity of Tenant and continues to remain such during the Term hereof, and (iii) the proposed subtenant or assignee is of a character such as is in keeping with the standards of the Building. No such assignment or sublease shall be effective until a copy of the executed assignment or sublease agreement (or if no such sublease agreement exists, notice thereof, setting forth the business terms of such sublease) has been delivered to Landlord and Tenant has established to Landlord's reasonable satisfaction that subsection M of this
Article 12 is fully complied with and that the following conditions are satisfied: (i) the related entity is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building, (b) is limited to the use of the Premises as general and executive offices, and (c) will not violate any negative covenant as to use contained in any other lease of office space in the Building; (ii) the form of the proposed sublease or instrument of assignment shall comply with the applicable provisions of this Article 12; (iii) there shall not be more than three (3) separately demised subtenants of the Premises;
(iv) the proposed occupancy shall not, in Landlord's reasonable opinion, increase the office cleaning requirements or the Building's operating or other expenses or impose an extra burden upon services to be supplied by Landlord to Tenant to the extent which is inappropriate for a comparable building; and (x) the related entity shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State. Landlord shall have the right, at any time and from time to time, to examine such books and records of Tenant as may be necessary to establish that such subtenant or assignee remains a related entity of Tenant. Such subletting shall not be deemed to vest in any such related entity any right or interest in this Lease or the Premises nor shall any such subletting or assignment relieve, release, impair or discharge any of Tenant's obligations hereunder. In addition, Tenant may permit Leon Tempelsman & Son to co-occupy the Premises with Tenant. For the purposes hereof, "control" shall be deemed to mean (x) ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities or (y) the practical ability to direct the major business decisions of such related entity. The provisions of subsections B, C and J of this Article 12 shall not be applicable to an assignment or subletting to a related entity pursuant to the terms of this subsection L.

     M. Assumption by Assignee. Any assignment or transfer, whether made with Landlord's consent pursuant to subsection A of this Article 12 or without Landlord's consent pursuant to subsection K of this Article 12, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease and agree to be bound by all of the terms, conditions, covenants and provisions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in subsection A of this Article 12 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Base Rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the Base Rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

     N. Liability of Tenant. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease; provided, however, Tenant's obligations hereunder shall not increase by reason thereof.

     O. Listings. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

     P. Intentionally Deleted.

     Q. Re-entry by Landlord. If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease as a result of a default by Tenant under this Lease or a surrender of the Premises by mutual agreement, Landlord shall have the right, at its option, to take over Tenant's interest as sublessor in any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of Tenant's interest as sublessor in the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further instruments of assignment and transfer as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease as a result of a default by Tenant hereunder or re-entry by Landlord hereunder of or if Landlord shall otherwise succeed to Tenant's estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, or
(iii) be bound by any previous modification or amendment of such sublease to which Landlord has not granted its consent or by any previous prepayment of more than one (1) month's Base Rent and additional rent which shall be payable as provided in the sublease. The subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in the third sentence of this subsection Q and to the extent and upon the conditions set forth in this Article 12.

     R. Permitted Occupants. Notwithstanding anything contained in this Article 12 to the contrary, Tenant may enter into occupancy agreements with respect to up to twenty-five (25%) percent of the rentable square footage of the Premises to persons or entities that have an ongoing business relationship with Tenant (e.g., consultants, joint venturers) (collectively, the "Permitted Occupants") for the uses permitted hereunder, provided this Lease is then in full force and effect and Tenant is not then in default hereunder beyond applicable notice and grace periods, the Tenant named herein or a related entity that sublets all or portions of the Premises or takes an assignment of this Lease pursuant to subsection L of this Article 12 is in occupancy of the Premises and Tenant does not create or cause the creation of any demising walls in connection with any such occupancy. Tenant shall provide Landlord with a listing of the Permitted Occupants (and the amount of rentable square feet used by each occupant) upon Landlord's request therefor. Such subletting shall not be deemed to vest in the Permitted Occupants any right or interest in this Lease or the Premises and such occupancy shall be subject to and in accordance with all of the applicable covenants, agreements, terms, provisions and conditions contained in this Lease, except Landlord's approval shall not be required and Landlord's termination option and the profit sharing provisions of this Article 12 shall not be applicable to such occupancies. Notwithstanding any such occupancy, Tenant shall and will remain fully liable for the payment of the Base Rent and additional rent due and to become due hereunder and for the performance of all the other covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of the Permitted Occupants or anyone claiming under or through the Permitted Occupants which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such occupancy, no other and further occupancy of the Premises by any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 12. The rights granted to Tenant in this subsection R are for the benefit of the named Tenant hereof only and shall not run to the benefit of Tenant's successors or assigns, other than one or more related entities pursuant to subsection L of this Article 12.

13. CONDITION OF THE PREMISES. Landlord agrees to perform Landlord's Initial Construction described in Schedule B annexed hereto in accordance with the terms, conditions and provisions thereof. Landlord shall have no other obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the Premises and the Building were in good and satisfactory condition and that Landlord's Initial Construction was substantially completed, except for any punch list items identified by Tenant in accordance with Schedule B hereof.

14.  ACCESS TO PREMISES.

     A. Access by Landlord. Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use, maintain and replace, concealed ducts, pipes and conduits in and through the Premises. Landlord, Landlord's agents and/or affiliates, and the holder of any Mortgage shall each have the right to enter the Premises at all reasonable times to (i) examine the same, (ii) to show them to prospective purchasers, mortgagees or lessees of the Building or space therein, (iii) to make such repairs, replacements, alterations, improvements or additions as Landlord may deem necessary to the Premises or deem necessary or desirable to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, (iv) for the purpose of complying with laws, regulations or other requirements of government authorities and (v) to perform "Remedial Work" (as defined in Article 40 hereof) after the failure of Tenant to perform the same in accordance with the terms of this Lease. Landlord shall be allowed, during the progress of any work in and about the Premises, to take all necessary material and equipment into and upon the Premises and to store them within the Premises without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall in nowise abate while any decorations, repairs, replacements, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Except in the event of an emergency or where such entry is required by law, but subject in any event to the provisions of the last sentence of this subsection A. Landlord's right of entry shall be exercised following reasonable advance notice to Tenant, which notice may be telephonic (provided Landlord agrees to give Tenant advance written notice of any planned repairs or alterations). Landlord agrees that while exercising such right of entry or making such repairs, replacements or improvements, other than repairs, replacements or improvements performed by Landlord as a result of a default by Tenant in the observance or performance of its obligations hereunder, Landlord shall use reasonable efforts to avoid interfering with Tenant's business or disrupting the same, provided that Landlord shall in no event be obligated to employ labor at overtime or premium rates. During the one (1) year prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof at all reasonable times on business days (or at other times with Tenant's prior consent, which consent shall not be unreasonably withheld, delayed or conditioned) and upon reasonable prior notice (which notice may be telephonic), which entry shall be done in a manner intended to avoid unreasonable interference with Tenant's business operations. If, during the last twelve (12) months of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom,

Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of Rent, or incurring liability to Tenant for any compensation, and such acts shall not be deemed an actual or constructive eviction and shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary by reason of an emergency, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Notwithstanding any provision herein regarding Landlord's access to the Premises to the contrary, the parties hereto acknowledge that due to Tenant's particular security needs, whenever access to the Premises is required by Landlord, prior notice must be given to Tenant and no such access shall be permitted unless during such access Landlord shall be escorted by Tenant or Tenant's designated security guard service. Tenant shall, upon receipt of any such notice, make an escort available to Landlord.

     B. Other Landlord Privileges. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. Tenant acknowledges that Landlord may perform repairs, maintenance, improvements, alterations and/or substantial renovation work in and to the public parts of the Building and the mechanical and other systems serving the Building (which work may include repairs, maintenance, improvements and/or alterations to the lobby and facade of the Building, which may require that scaffolding and/or a sidewalk bridge be placed in front of the Building, and the replacement of the building window glass, requiring access to the same from within the Premises). Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rent on account of any noise, vibration or other disturbance to Tenant's business at the Premises (provided that Tenant is not denied access thereto) which shall arise out of the performance by Landlord or other tenants of the aforesaid repairs, maintenance, alterations, additions, improvements, alterations and renovations of the Building or any part thereof and Tenant hereby agrees to release Landlord of and from any claims (including without limitation, claims arising by reason of loss or interruption of business) of every kind and nature whatsoever arising under or in connection therewith. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air-conditioning, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair (subject to Tenant's security needs described in subsection A above). Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including but not limited to air-conditioning, fan, ventilating, machine rooms and electrical closets. Notwithstanding anything contained herein to the contrary, Landlord agrees that any entry upon the Premises by Landlord or its agents shall be in a manner intended to minimize material interference with the conduct of Tenant's business in the Premises during normal business hours, provided, however, that Landlord shall not be obligated to utilize overtime or premium pay labor in furtherance of the above, unless Tenant agrees, prior to such authorization, to pay for the same.

     C. Access by Tenant. Except as may be prohibited in the event of an emergency, Tenant shall be permitted access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Landlord's reasonable Building-wide security requirements during non-standard business hours, which requirements shall not be more restrictive then those customarily imposed in comparable buildings in the Grand Central Station vicinity.


15. CERTIFICATE OF OCCUPANCY. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon five (5) days written notice from Landlord, immediately discontinue such use of the Premises. Landlord agrees to maintain the current certificate of occupancy for the Building for use of the Premises for offices throughout the Term.

16. LANDLORD'S LIABILITY. This Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter accruing, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Neither the shareholders, members, directors or officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, members, directors or officers of such partners), if Landlord is a partnership (collectively, the "Parties"), shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and the Real Property and the rents and proceeds thereof and Tenant shall not look to or attach any other property or assets of Landlord or the property or assets of any of the Parties (other than their interest in the Building and the Real Property, if any) in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. Except as provided in subsection B of Article 21 hereof, in no event shall Landlord or Tenant (or any of the officers, trustees, directors, partners, beneficiaries, joint ventures, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for incidental or consequential damages.

17. DEFAULT.

     A. Events of Default. Upon the occurrence of any one or more of the following events (referred to as "Events of Default") at anytime prior to or during the Term:

          (i) if Tenant shall default in the payment when due of any installment of Base Rent or in the payment when due of any additional rent, and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default; or

          (ii) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Base Rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

          (iii) if Tenant shall fail to take occupancy of the Premises within sixty (60) days after the Commencement Date; or

          (iv) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Article 12 hereof and Tenant shall fail to cure such default within twenty (20) days after notice by Landlord to Tenant of such default; or

          (v) if Tenant shall commence any action in any court for a liquidation, dissolution or similar relief under the present or any future statute or law other than the Bankruptcy Code (as hereinafter defined) or a successor bankruptcy statute of like import; or

          (vi) if Tenant makes an assignment for the benefit of creditors;

then Landlord, at any time thereafter, at Landlord's option, may give to Tenant a five (5) days notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said five
(5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18 hereof.

     B. Bankruptcy.

          (i) For purposes of this Article 17: (a) "trustee" means Tenant, or Tenant as debtor-in-possession, or the trustee for Tenant, as the case may be; and (b) "adequate assurance" means sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that, for the balance of the Term of this Lease, Tenant's obligations under this Lease shall be observed, performed and fulfilled.

          (ii) In the event Tenant shall become a debtor under Chapter 7 of the federal Bankruptcy Code, as the same may be amended or under any successor statute thereto (the "Bankruptcy Code"), and the trustee shall elect to assume this Lease for the balance of the Term hereof or for the purpose of assignment, such election and assignment may only be made if all of the terms and conditions of clause (iv) of this subsection B of this Article 17 are satisfied. If the Chapter 7 trustee fails to elect to assume this Lease within sixty (60) days after the filing of the petition (as such period may be extended), this Lease shall be deemed to have been rejected and canceled, and Landlord shall thereupon be immediately entitled to possession of the Premises without further obligation to the trustee.

          (iii) If a petition for reorganization or adjustment of debts is filed by or concerning Tenant under Chapter 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is converted to Chapter 11 or 13, the trustee shall be required to elect to assume this Lease within seventy-five (75) days from the date of the filing of the petition under Chapter 11 or 13 (as such period may be extended), or the trustee shall be deemed to have rejected this Lease, the Lease shall be deemed canceled, and Landlord shall thereupon be immediately entitled to possession of the Premises without further obligation to the trustee.

          (iv) Whether under Chapter 7, 11 or 13 of the Bankruptcy Code, no election to assume this Lease by the trustee shall be effective unless each of the following conditions have been satisfied:

               (a) The trustee, if it is assuming this Lease for the balance of the Term hereof, or the assignee of this Lease after assumption, as the case may be, has submitted a current financial statement audited by an independent certified public accountant demonstrating a net worth and working capital in amounts reasonably sufficient to provide adequate assurance;

               (b) The trustee, if it is assuming this Lease for the balance of the Term hereof, or the assignee of this Lease after assumption, as the case may be, has delivered to Landlord guarantees of payment in form and substance reasonably satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

               (c) All pre-petition Base Rent, additional rent and other charges have been paid;

               (d)  All administrative rent has been paid;

               (e) The trustee, if it assuming this Lease for the balance of the Term hereof, or the assignee of this Lease after assumption, as the case may be, covenants in writing to cure all non-monetary Events of Default within thirty
(30) days after assumption; and

               (f) An amount equal to the sum of three (3) months Rent then payable hereunder has been deposited with Landlord as an additional security deposit, to be held pursuant to Article 32 hereof.

          (v) During the pendency of a bankruptcy case, in no event shall the amount required to be paid for administrative rent or use and occupancy be an amount less than the sum required to be paid pursuant to the provisions of this Lease for Base Rent, additional rent and all other charges.

          (vi) Nothing set forth in this Article 17 shall either be considered or construed to limit the amount of damages recoverable by Landlord from the trustee under the Bankruptcy Code.

          (vii) If, at any time, Tenant shall be comprised of two (2) or more persons, the word "Tenant", as used in this subsection B, shall be deemed to mean any one or more of the persons liable for Tenant's obligations under this Lease.

     C. Conditional Limitation. Nothing contained in this Article 17 shall be deemed to require Landlord to give the notices herein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such termination, Tenant shall do so as a tenant holding over without the consent of Landlord.

18. REMEDIES AND DAMAGES.

     A. Landlord's Remedies.

          (i) Upon the termination of this Lease in the manner provided for in Section A of Article 17 hereof, or if Tenant defaults in the payment of Base Rent or additional rent, or if Tenant defaults in the observance, performance or fulfillment of any other covenant or condition on the part of Tenant to be observed, performed or fulfilled hereunder, then, in any of such events, in addition to all other remedies provided for herein or available as a matter of law:

               (a) Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, either by summary proceedings or by any other applicable action or proceeding dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises, and in all instances, take and retain possession of the Premises as if this Lease had not been made; and

               (b) Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

          (ii) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to reinstate this Lease, after Tenant shall have been dispossessed by a judgment of possession or by warrant of eviction issued by any court. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach or commence any other action or proceeding permitted by law or in equity as if re-entry, summary proceedings and other remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

     B. Damages.

          (i) If this Lease and the Term shall expire and come to an end due to a default by Tenant hereunder or if Landlord shall re-enter the Premises as provided in subsection A of this Article 18, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

               (a) Tenant shall pay to Landlord all Base Rent, additional rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

               (b) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of subsection A(i) of this Article 18 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, or Landlord's re-entry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, advertising, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

               (c) whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of subsection B(1)(b) of this Article 18 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

          (ii) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this subsection B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article, the term "Rent" as used in subsection B(i) of this Article 18 shall mean the Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase or decrease pursuant to the provisions of Article 28 hereof for the Comparison Year (as defined in said Article 28) immediately preceding such event. Nothing contained in Article 17 or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in subsection B(i) of this Article 18.

19. FEES AND EXPENSES.

     A. Curing Tenant's Defaults. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, after the giving of notice (if required) and upon the expiration of any applicable grace period (except in an emergency), Landlord may immediately or at any time thereafter and without further notice perform the same for the account of Tenant. If Landlord makes any reasonable expenditures or incurs any reasonable obligations for the payment of money in connection with any such default by Tenant or the cure thereof including, but not limited to, any damages or fines or any reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within fifteen (15) days of rendition of any bill or statement to Tenant therefor. If the Term hereof shall have expired at the time Landlord sustains or incurs such expenditures, such sums shall be recoverable by Landlord, as damages.

     B. Late Charges. If Tenant shall fail to make payment of (i) any installment of Base Rent or any additional rent or (ii) any other sum of money which shall become due and payable by Tenant to Landlord pursuant to the terms of this Lease within ten (10) days after the date when such payment or installment is due, Tenant shall pay to Landlord, in addition to such installment of Base Rent or additional rent or other sum, as the case may be,
(x) a late payment charge of Five Hundred and 00/100 ($500.00) Dollars with respect to any non-payment of Base Rent only and (y) interest on the amount overdue at a rate of fifteen (15%) percent per annum (or, if less, the maximum rate permitted by applicable law), of the amount unpaid computed from the date on which such installment or payment is due to the date of payment thereof, and such late payment charge and interest shall be deemed to be additional rent. Tenant acknowledges and agrees that, except as otherwise expressly provided herein, if Tenant fails to dispute any item of additional rent within one hundred twenty (120) days of receipt of a bill or notice therefor, Tenant shall be deemed to have waived its right to dispute the same.

20. NO REPRESENTATIONS BY LANDLORD. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Real Property, the Premises, Taxes (as defined in Article 28 hereof) or any other matter or thing affecting or related to the Premises, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except customary appurtenances thereto.

21. END OF TERM.

     A. Surrender of Premises. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove Alterations and property to the extent required pursuant to Article 3 hereof. Tenant's obligation to observe or perform this covenant shall survive the expiration or sooner termination of the Term.

     B. Holdover by Tenant. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedy Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to (i) in respect of the first (1st) and second (2nd) month (or any portion thereof) of any holdover one and one-quarter (1 1/4) times the greater of (x) the then fair market rental value of the Premises or (y) the aggregate of that portion of the Base Rent and the additional rent which was payable under this Lease during the last month of the Term (such greater amount is hereinafter referred to as the AHoldover Rent@), (ii) in respect of the third (3rd) month (or any portion thereof) of any holdover, one and one-half (1 1/2) times the Holdover Rent and
(iii) in respect to any holdover beyond the third (3rd) month, two (2) times the Holdover Rent for each month (or any portion thereof) that Tenant continues to holdover. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21, which provisions shall survive the Expiration Date or sooner termination of this Lease. If Tenant shall hold-over or remain in possession of any portion of the Premises more than ninety (90) days beyond the Expiration Date or earlier termination of this Lease, notwithstanding the acceptance of any Base Rent and additional rent paid by Tenant pursuant to the preceding provisions, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

22. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 16 hereof and to all Superior Leases and Mortgages.

23. FAILURE TO GIVE POSSESSION. Landlord agrees to use commercially reasonable efforts to substantially complete Landlord's Initial Construction and deliver possession of the Premises to Tenant on or prior to October 1, 2003, subject to delays caused by Tenant Delays and force majeure events (as such terms are hereinafter defined). Tenant waives any right to rescind this Lease under
Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises by such date for any reason whatsoever. If Landlord shall be unable to give possession of the Premises on or prior to such date no such failure to give possession on such date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease excluding the covenant to pay Rent.

24. NO WAIVER.

     A. No Extension of Term. If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the Term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered an extension thereof or a vested right in Tenant to such further term, so as to prevent Landlord from canceling this Lease in accordance with the terms hereof or applicable law and any such extension thereof during the remainder of the original Term; such right to cancel this Lease in accordance with the terms hereof, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term.

     B. No Surrender. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

     C. No Waiver. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all force and effect of an original violation. The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all force and effect of an original violation. The receipt by Landlord of Rent or the receipt by Tenant of any payment with knowledge of the breach of any covenant of this Lease by the other party hereto shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. Except as expressly provided herein to the contrary, no provision of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by the party to be charged.

     D. Application of Payment. No payment by Landlord or Tenant or receipt by Landlord or Tenant of a lesser amount than the monthly Rent or other payment herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent or other payment, or as Landlord or Tenant may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent or otherwise be deemed an accord and satisfaction, and either party may accept such check or payment without prejudice to such party's right to recover the balance of such Rent or other payment or pursue any other remedy in this Lease provided.

     E. Entire Agreement. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. It is further mutually agreed that in the event Landlord commences any summary proceeding (whether for nonpayment of rent or because Tenant continues in possession of the Premises after the expiration or termination of the Term), Tenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of whatever nature or description in any such proceeding.

26. INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay Base Rent and additional rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond Landlord's control, including but not limited to, laws, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (each a Aforce majeure event@). Similarly, any time limits or other obligations required to be met by Tenant hereunder, whether or not specifically made subject to a force majeure event, except those related to the payment of Base Rent or additional rent shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for by Tenant is delayed due to a force majeure event (which shall be deemed to include all the foregoing as affecting Tenant rather than Landlord).

27. BILLS AND NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail (return receipt requested) addressed as follows or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the others in accordance with the provisions of this Article 27:

If to Landlord:   EBS Forty-Fourth Property Associates LLC
                  c/o Emmes Realty Services LLC
                  420 Lexington Avenue
                  New York, New York 10170
                  Attn: Legal Department

with a copy to:   Younkins & Schecter LLP
                  420 Lexington Avenue, Suite 2050
                  New York, New York 10170

If to Tenant:     Lazare Kaplan International Inc.
                  19 West 44th Street
                  New York, New York 10036
                  Attn: Mr. William Moryto

with a copy to:   Lazare Kaplan International Inc.
                  19 West 44th Street
                  New York, New York 10036
                  Attn: Mr. Leon Tempelsman
or at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises. Landlord and Tenant hereby acknowledge and agrees that any such bill, statement, demand, notice, request or other communication may be given by the other's designated agent on its behalf. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this Article 27. Any notice of default given by Landlord or Tenant hereunder shall be entitled in capital letters ANOTICE OF DEFAULT@ and shall only be effective on the date of receipt of the same, or the date such receipt is refused. Notwithstanding anything contained in this Article 27 to the contrary, bills and statements issued by Landlord may be sent by the method(s) set forth hereinabove, without copies to any other party. This notice provision has been specifically negotiated between the parties hereto.

28. ESCALATION.

     A. Defined Terms. In a determination of any additional rent payable under the provisions of this Article 28, Landlord and Tenant agree as follows:

          (i) "Taxes" shall mean the aggregate amount of real estate taxes and any special or other assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made in connection with any applicable business improvement district and (ii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building (excluding an amount equal to the assessments payable in whole or in part during or for the Base Tax Year (as defined in Article 1 of this Lease)) which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments and there shall be included in real estate taxes for each Comparison Year in which such installments may be paid, the installments of such assessment so becoming payable during such Comparison Year (in the manner in which such taxes and assessments are imposed as of the date hereof); provided, that if because of any change in the taxation of real estate, any other tax or assessment on owners of real property as opposed to taxes of general applicable (including, without limitation, any occupancy, gross receipts, rental, income, franchise, transit or other tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of the Taxes. Notwithstanding the foregoing, Taxes shall not include transfer, gains or mortgage recording taxes payable in connection with any transaction affecting the Building or the Real Property.

          (ii) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

          (iii) "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

          (iv) "Base Taxes" shall mean the Taxes payable for the Base Tax Year.

          (v) "Comparison Year" shall mean any Tax Year subsequent to the Base Tax Year for any part or all of which there is additional rent payable pursuant to subsection B of this Article 28.

          (vi) "Landlord's Statement" shall mean an instrument or instruments setting forth additional rent payable pursuant to the provisions of this Article 28.

     B. Escalation. If the Taxes payable for any Comparison Year (any part or all of which falls within the Term) shall represent an increase above the Base Taxes, then for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, Tenant shall pay Tenant's Proportionate Share of such increase as additional rent hereunder. The Taxes shall be initially computed on the basis of the Assessed Valuation in effect at the time Landlord's Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in subsection D(i)(a) of this Article 28.

     C. Payment of Escalations. (i) At any time prior to, during or after any Comparison Year Landlord shall render to Tenant, in accordance with the provisions of Article 27 hereof, a Landlord's Statement or Statements showing separately or together (a) a comparison of the Taxes payable for the Comparison Year with the Base Taxes, and (b) the amount of the additional rent resulting from such comparison. Landlord's failure to render a Landlord's Statement and/or receive payments with respect thereto during or with respect to any Comparison Year shall not prejudice Landlord's right to render a Landlord's Statement and/or receive payments with respect thereto during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce Tenant's obligation to pay additional rent pursuant to this Article 28 for such Comparison Year; provided however, if Tenant has not received a Landlord's Statement within thirty-six (36) months following the year in which the Taxes are payable by Landlord, Landlord agrees that Landlord shall be deemed to have waived its claim against Tenant for Tenant's Proportionate Share of any increase in Taxes for such year. Landlord may also at any time and from time to time, furnish to Tenant a revised Landlord's Statement or Statements showing a comparison of the Taxes payable for the Comparison Year with the Base Taxes.

          (ii) (a) With respect to additional rent payable as a result of an increase in the Taxes for any Comparison Year above the Base Taxes, Tenant shall pay to Landlord a sum equal to one-half (1/2th) of the additional rent attributable to such increase twice annually within thirty (30) days of Landlord's demand, but not earlier than thirty (30) days prior to the date the Taxes are payable to the taxing authorities. If Landlord's Statement shall be furnished to Tenant after the commencement of the Comparison Year to which it relates, then (1) until Landlord's Statement is rendered for such Comparison Year, Tenant shall pay Tenant's Proportionate Share of Taxes for such Comparison Year in bi-annual installments, as described above, based upon the last prior Landlord's Statement rendered to Tenant with respect to Taxes, and (2) Tenant shall, within ten (10) days after Landlord's Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Taxes theretofore paid by Tenant for such Comparison Year and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent payments of Rent the amount of such overpayment. If during the Term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities) in full or in quarterly, monthly or other installments, on any other date or dates than as presently required, then, at Landlord's option, Tenant's Proportionate Share with respect to Taxes shall be correspondingly accelerated or revised so that Tenant's Proportionate Share is due not more than thirty (30) days prior to the date payments are due to the taxing authorities. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from Tenant's Proportionate Share of such Taxes.

               (b) Following each Landlord's Statement, a reconciliation shall be made as follows: Tenant shall be debited with any additional rent that is payable as shown on such Landlord's Statement and credited with the aggregate, if any, paid by Tenant on account in accordance with the provisions of subsection C(ii)(a) for the Comparison Year in question; Tenant shall pay any net debit balance to Landlord within fifteen (15) days next following rendition by Landlord, in accordance with the provisions of Article 27 hereof, of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing installments of additional rent.

     D. Adjustments. (i) (a) In the event that, after a Landlord's Statement has been sent to Tenant, the Taxes for a Comparison Year are reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes, or a credit against future Taxes is actually received by or on behalf of Landlord, then, promptly after such refund is received, applied or credited, Landlord shall send Tenant a statement adjusting the Taxes for such Comparison Year and setting forth Tenant's Proportionate Share of such refund and Tenant shall be entitled to receive Tenant's Proportionate Share of such refund by way of a credit against the installments of Rent next becoming due after the sending of such Statement, or if the Term hereof has expired, Landlord shall reimburse such sum to Tenant promptly following Landlord's determination of the amount thereof, less any sums then due and payable by Tenant to Landlord hereunder; provided, however, that Tenant's Proportionate Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as additional rent for such Comparison Year on the basis of the Assessed Valuation before it had been reduced.

               (b) In the event that, after a Landlord's Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (1) the Base Taxes shall be retroactively adjusted to reflect such reduction, (2) the monthly installment of additional rent that is payable shall be adjusted accordingly and (3) all retroactive additional rent resulting from such retroactive adjustment shall be forthwith payable when billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

          (ii) Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, Tenant shall (a) pay to Landlord the amount set forth in such statement pursuant to the terms hereof, without prejudice to Tenant's right to dispute the same, and (b) within ninety (90) days after such statement is sent, send a written notice to Landlord objecting to such statement and specifying the particular respects in which such statement is claimed to be incorrect.

          (iii) Anything in this Article 28 to the contrary notwithstanding (except Tenant's entitlement to a refund of Taxes under subsection D hereof), under no circumstances shall the rent payable under this Lease be less than the then annual Base Rent set forth in Article 1 hereof.

          (iv) The expiration or termination of this Lease during any Comparison Year for any part or all of which there is an adjustment of additional rent payable by, or to be credited to, Tenant under this Article shall not affect the rights or obligations of the parties hereto respecting such adjustment and any Landlord's Statement relating thereto (appropriately prorated for any partial Comparison Year) may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due from Tenant under such Landlord's Statement shall be payable within twenty (20) days after such statement is sent to Tenant.

29. SERVICES.

     A. Elevator. Landlord shall provide a minimum of four (4) passenger elevators (or a minimum of three (3) passenger elevators if the Building elevators are hereafter split into two (2) relatively equal elevator banks) on business days from 8:00 A.M. to 6:00 P.M. and shall have one passenger elevator in the bank of elevators servicing the Premises available at all other times. Landlord shall provide freight elevator services on an "as available" basis for incidental use by Tenant from 8:00 A.M. through 12:00 Noon and from 1:00 P.M. through 5:00 P.M. on business days only. Extended use of the freight elevators may be arranged in accordance with Landlord's customary building standard procedures, and Tenant shall pay as additional rent all customary building standard charges therefor (which charges are currently $75.00 per hour, with a four (4) hour minimum, except such minimum shall not apply to use of the freight elevator between 5:00 P.M. and 6:00 P.M. on business days), as the same may increase from time to time during the Term hereof (but not in excess of the charges reasonably and customarily imposed by owners of comparable buildings in the Grand Central Station vicinity).

     B. Heating. Landlord shall furnish heat to the Premises when and as required by exterior temperatures, on business days from 8:00 A.M. to 6:00 P.M. at a level achieved by comparable buildings of similar age and condition in the Grand Central Station vicinity. Landlord shall not be responsible for the adequacy, design or capacity of the heating distribution system or if the normal operation of the heat distribution system serving the Building shall fail to provide heat at reasonable temperatures or any reasonable volumes or velocities in any parts of the Premises by reason of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant; provided however, Landlord agrees to keep the perimeter radiators in the Premises in good working order, excluding any repair or maintenance required by reason of the acts, omissions or negligence of Tenant and its agents, employees, contractors and invitees . Tenant shall not alter, modify or replace any part of the heating distribution system without Landlord's prior consent, which consent shall be granted or denied in accordance with
Article 3 hereof. Tenant at all times agrees to cooperate fully with Landlord and to abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating distribution system.

     C. Cooling. Tenant shall have the right to use the two (2) new air-cooled air-conditioning units to be installed in the Premises by Landlord as part of Landlord's Initial Construction (as more particularly described in the specifications set forth in Exhibit 10) at all times, which Tenant agrees to maintain and repair at its own cost and expense; provided, however, Landlord agrees to assign the manufacturer's warranties and guaranties covering such units to Tenant (which warranties and guaranties shall include, at a minimum, an extended five (5) year warranty for the compressor). Tenant shall enter into service maintenance agreements for the service and maintenance of the air-conditioning units with a contractor approved by Landlord. Tenant shall cause periodic service and maintenance to be performed on the air-conditioning units and shall provide Landlord with copies of service and maintenance records. In the event either of the air-conditioning units servicing the Premises need to be replaced at anytime from and after the tenth (10th) anniversary of the Commencement Date (which replacement is not necessitated by Tenant's negligence or willful misconduct or by Tenant's failure to repair and maintain the air-conditioning units in accordance with the terms hereof), the cost of such replacement shall be amortized over a period of ten (10) years commencing in the year in which the replacement is made and Tenant shall be responsible for the cost thereof that amortizes during the balance of the Term, and Landlord shall be responsible for any portion of such cost that amortizes after the Expiration Date. Tenant's failure to maintain service and maintenance contracts for the air-conditioning units shall be deemed evidence of Tenant's failure to repair and maintain the same in accordance with the terms hereof, in which event Landlord shall have no obligation to contribute to the cost of replacement units. Tenant shall not alter, modify or replace such air-conditioning units, or any part thereof, without Landlord's consent, which consent shall be granted or denied in accordance with Article 3 hereof. Anything in this subsection C to the contrary notwithstanding, Landlord shall not be responsible if the normal operation of the air-conditioning units shall fail to provide cooled air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Premises by reason of (i) human occupancy factors and any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant, having an electrical load in excess of the average electrical load for the air-conditioning units as designed or (ii) any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Tenant at all times agrees to cooperate fully with Landlord and to abide by the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the air-conditioning units. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including but not limited to air-conditioning, fan, ventilating, machine rooms and electrical closets. Tenant shall pay for the costs of electrical energy consumed by the air-conditioning units in accordance with the provisions of subsection H of this Article 29.

     D. After Hours and Additional Services. The Rent does not include any charge to Tenant for the furnishing of any additional passenger elevator facilities, any freight elevator facilities (other than as contemplated in Article 29 subsection A) or for the service of heat to the Premises during periods other than the hours and days set forth in sections A and B of this
Article 29 for the furnishing and distributing of such facilities or services (referred to as "Overtime Periods"). If Landlord shall, at Tenant's request, furnish any (i) freight elevator facilities to Tenant during Overtime Periods, or (ii) heat to the Premises during Overtime Periods, then Tenant shall pay Landlord additional rent for such facilities or services at the standard rates then fixed by the Landlord for the Building or, if no such rates are then fixed, at reasonable rates (which rates shall be based on a minimum charge of four (4) hours for such additional facilities or services, unless the Overtime Periods are merely an extension between beyond 5:00 P.M. and 6:00 P.M. on business days). Such Overtime Period charges are currently Seventy-Five and 00/100 ($75.00) Dollars per hour for overtime freight elevator use and One Hundred Fifty and 00/100 ($150.00) Dollars per hour for overtime heat, and which charges are subject to reasonable increases from time to time during the Term hereof. Neither the facilities nor the services referred to in this Article 29D shall be furnished to Tenant or the Premises if Landlord has not received advance notice from Tenant specifying the particular facilities or services requested by Tenant at least twenty-four (24) hours prior to the date on which the facilities or services are to be furnished; or if Tenant is in default under or in breach of any of the terms, covenants or conditions of this Lease beyond the giving of notice and the expiration of applicable cure periods, unless Tenant pays for such facilities or services in advance; or if Landlord shall reasonably determine, that such facilities or services are requested in connection with, or the use thereof shall create or aid in a default under or a breach of any term, covenant or condition of this Lease, other than vacating the Premises. Landlord may limit the furnishing of the freight elevator services referred to in this Article 29D during Overtime Periods on an "as-available basis.

     E. Cleaning. Landlord, at Landlord's expense, shall cause the Premises to be kept clean in building standard manner and shall cause the Premises to be cleaned between the hours of 5:30 P.M. and 7:00 P.M. on business days. A copy of the current cleaning specifications are annexed hereto as Exhibit 6, which specifications are subject to change from time to time during the Term hereof (but in no event shall the level of cleaning services decrease below those specified in the attachment). Tenant shall pay to Landlord, as additional rent, the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices, which cost shall be payable within fifteen (15) days of Landlord's bill therefor.

     F. Sprinkler System. If there now is or shall be installed in the Building a "sprinkler system", and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any bureau, department or official of the state or city government, shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

     G. Water. Landlord shall provide water for ordinary drinking, cleaning and lavatory (including shower) and pantry and kitchen purposes, but if Tenant requires, uses or consumes water for any other purposes or in unusual quantities, Landlord may install a water meter at Tenant's expense and thereby measure Tenant's water consumption for all purposes. In such event: (i) Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense; (ii) Tenant agrees to pay for excess water consumed, as shown on said meter fifteen (15) days after bills are rendered as additional rent; and (iii) Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system.

     H. Electricity Service. (i) Landlord shall distribute six (6) watts of connected electrical load per usable square foot deemed to be in the Premises for the servicing of all of Tenant's electrical needs within the Premises, excluding any air-conditioning equipment located in, or exclusively servicing the Premises. Landlord's designated agent, at Landlord's sole expense, shall install a submeter to measure Tenant's consumption of electrical energy in the Premises. The cost of electricity utilized by Tenant shall be paid for by Tenant to Landlord as additional rent and shall be calculated at the average cost per kilowatt actually paid by Landlord to the public utility company serving the Premises for submetered electrical energy, plus (a) Landlord's charge for overhead and supervision in the amount of five percent (5%) of the total electric bill and (b) any taxes or other charges in connection therewith. If any tax shall be imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant, the pro rata share applicable to the electrical energy service received by Tenant shall be passed on to, included in the bill of, and paid by Tenant if and to the extent permitted by law. Landlord shall bill Tenant, monthly, for the cost of its consumption of electricity in the Premises and Tenant shall pay the amount thereof at the time of payment of each installment of Rent, but not less than fifteen (15) days following Tenant's receipt of an invoice therefor.

          (ii) Tenant covenants that at no time shall the use of electrical energy servicing the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises nor shall Tenant use any electrical equipment which, in Landlord's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Landlord pursuant to Article 3 hereof in each instance. Any Alterations or additions to the electric facilities shall be subject to the provisions of subsection H (iii) of this Article 29, as well as to other provisions of this Lease including, but not limited to, the provisions of Article 3 hereof.

          (iii) If Tenant requires additional electrical energy for any reason whatsoever, including without limitation, the use of additional business machines, office equipment or other appliances in the Premises which utilize electrical energy, Tenant shall request such additional electrical energy from Landlord in each instance. If Landlord agrees to provide the same, any additional feeders or risers which are required to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant (including, without limitation, a connection fee of Three Hundred Fifty and 00/100 ($350.00) Dollars per kilovolt ampere), provided that, in Landlord's reasonable judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building.

          (iv) Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than sixty (60) days written notice to Tenant. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord, at (x) the shared expense of Landlord and Tenant, in the event Landlord is compelled or required by law to discontinue furnishing electricity to Tenant or (y) at Landlord's sole cost and expense, in the event Landlord voluntarily discontinues furnishing electricity to Tenant. Landlord shall not discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the utility or other company servicing the Building.

          (v) Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Landlord or of any utility or other company servicing the Building with electricity or for any other reason except the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. If either the quantity or character of electrical service is changed by the utility or other company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

     I. Interruption of Services. Landlord reserves the right to stop service of the heating, the elevator, electrical, plumbing or other mechanical systems or facilities in the Building and cleaning services when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements, decorations or improvements in the reasonable judgment of Landlord desirable or necessary to be made, until said repairs, additions, alterations, replacements, decorations or improvements shall have been completed. Landlord shall endeavor to give reasonable advance notice of any planned interruption of services and agrees to perform any repairs necessitating an interruption in services in a manner intended to minimize interference with the conduct of Tenant's business in the Premises during normal business hours, provided the foregoing shall not obligate Landlord to engage overtime or premium pay labor in connection therewith, unless Tenant agrees to pay for the same in advance. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply heat, elevator, plumbing, electricity or cleaning when prevented by exercising its right to stop service or by strikes, labor troubles or accidents or by any cause whatsoever reasonably beyond Landlord's control, or by failure of independent contractors to perform or by laws, orders, rules or regulations of any federal, state, county or municipal authority (including, without limitation, regulations which require the removal of CFC's as well as the alteration or replacement of equipment utilizing CFC's), or failure of suitable fuel supply, or inability by exercise of reasonable diligence to obtain suitable fuel or by reason of governmental preemption in connection with a National Emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Notwithstanding anything contained in this Lease to the contrary, if Landlord fails to restore an Aessential@ service or services (which, for the purposes of this subsection I, shall be deemed to mean passenger elevator service (a minimum of one (1) elevator), electricity and heat or makes or fails to make any repairs or perform any maintenance required to be made or performed by Landlord pursuant to the terms of this Lease within ten (10) consecutive days after Landlord has knowledge thereof or Tenant has notified Landlord of the needed repair or maintenance or of such service failure, whichever is earlier and as a result thereof the Premises or any "material part" thereof is not reasonably usable and as a result thereof Tenant ceases to conduct its business in the Premises or that portion of the Premises affected, the Base Rent and additional rent shall be abated in the proportion to the space that Tenant is required to, and in fact, discontinues use of, commencing on the expiration of such ten (10) day period until the earlier of date such repair is made or maintenance completed or Tenant recommences its use of the Premises or such part thereof for the conduct of its business therein. For the purposes of this subsection I, the term "material part" shall mean not less than twenty-five (25%) percent of the area of the Premises. In the event Landlord is unable to make any repairs or perform any maintenance obligations because of the acts or omissions of Tenant or any of Tenant's agents, employees or contractors or by reason of strikes or labor troubles or by accident, laws, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, then the ten (10) day period shall be extended one (1) day for each day such Tenant delay or other impossibility exists, but not in excess of an additional thirty (30) days beyond such initial ten (10) day period. A copy of any notice from Tenant to Landlord given pursuant to this subsection I shall not be deemed effective unless and until a copy of said notice is sent simultaneously to the holder of any Mortgage encumbering the Building whose identity and address have been sent to Tenant or who has entered into a Non-Disturbance Agreement with Tenant.

30. INTENTIONALLY DELETED.

31. INTENTIONALLY DELETED.

32. SECURITY DEPOSIT.

     A. Deposit and Application. Tenant shall deposit with Landlord on the signing of this Lease the Security Deposit (as defined in Article 1 of this Lease) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. Landlord agrees to deposit the Security Deposit in an interest bearing bank account located in New York State. To the extent not prohibited by law, Landlord shall be entitled to receive and retain as an administrative expense that portion of the interest received on such account equal to one percent (1%) per annum of the Security Deposit (but not more than the interest earned thereon), which fee Landlord shall have the right to withdraw from time to time, at Landlord's discretion. The balance of the interest shall be added to and held as part of the Security Deposit subject to and in accordance with the provisions of this Lease. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Base Rent and additional rent, Landlord may apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Base Rent and additional rent or any other sum as to which Tenant is in default, which default continues beyond the expiration of applicable notice and cure periods, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord. If Landlord applies or retains any part of the Security Deposit so deposited, Tenant, within five (5) business days' after notice from Landlord, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a material default pursuant to Article 17 of this Lease. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant promptly after the Expiration Date and after delivery of the entire possession of the Premises to Landlord. In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant further covenants that, except in connection with a permitted assignment of Tenant's interest in this Lease pursuant to Article 12 hereof, it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     B. Letter of Credit. In lieu of a cash deposit by Tenant for the Security Deposit, Tenant may deposit with Landlord a clean, irrevocable and unconditional standby letter of credit issued by and drawn upon any commercial bank reasonably acceptable to Landlord with offices for banking purposes in the City of New York and having a net worth of not less than Five Hundred Million ($500,000,000) Dollars, which letter of credit shall be in the form annexed hereto as Exhibit 7, or in another form satisfactory to Landlord (the "Letter of Credit") and in the amount of the Security Deposit set forth in Article 1 hereof. In addition, the Letter of Credit shall provide that it is assignable by Landlord without charge and shall either (i) expire on the date which is sixty (60) days after the expiration or earlier termination of this Lease (the ALC Date@) or (ii) be automatically self-renewing until the LC Date. At any time that Tenant is in default under this Lease beyond any applicable notice and grace period, Landlord shall have the right to draw down the credit to the extent of the default and apply the proceeds or any part thereof in accordance with the provisions of this
Article 32. Landlord shall also have the right to draw down the entire amount of the credit in the event that Landlord fails to receive a replacement Letter of Credit on or prior to the thirtieth (30th) day preceding the expiration date thereof or if Tenant holds over in the Premises without the consent of Landlord more than thirty (30) days after the expiration or earlier termination of this Lease. If Landlord shall have drawn down the Letter of Credit and applied all or a portion thereof in accordance with the terms of this Article 32, then Tenant shall deposit with Landlord, within five (5) business days' after notice from Landlord, either a sufficient amount of cash to bring the balance of the cash held by Landlord under this Article 32 to the amount of the Security Deposit or a replacement Letter of Credit. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a material default pursuant to Article 17 of this Lease.

     C. Reduction in Security Deposit. The Security Deposit shall be reduced (i) to the amount of $422,930.61 (the "First Reduced Security Amount") on the first day of the month in which the fifth (5th) anniversary of the Rent Commencement Date shall occur (the "First Reduction Date") and (ii) to the amount of $140,976.87 (the ASecond Reduced Security Amount@) on the first (1st) day of the month in which the tenth (10th) anniversary of the Rent Commencement Date shall occur (the ASecond Reduction Date@) provided that this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond the giving of notice and the expiration of applicable cure periods. In the event Tenant shall have deposited with Landlord a Letter of Credit, Landlord shall consent to a modification of the Letter of Credit to reduce the amount thereof to the First Reduced Security Amount or the Second Reduced Security Amount, as applicable (the form and substance of such modification to be reasonably satisfactory to Landlord in its discretion) or shall accept a replacement Letter of Credit in the reduced amount of the Security Deposit on the First Reduction Date or the Second Reduction Date, as applicable, which is in form and substance reasonably satisfactory to Landlord and which otherwise satisfies the requirements hereof and shall thereupon return to Tenant the original Letter of Credit then being held by Landlord.

33. CAPTIONS. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

34. ADDITIONAL DEFINITIONS.

     A. Office. The term "office" or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind (other than in accordance with private sales and the wholesale of Tenant's merchandise in the ordinary course of Tenant's business), or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

     B. Re-entry. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

     C. Business Days. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and union holidays for those unions that materially affect the delivery of services in the Building.

35. PARTIES BOUND. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

36. BROKER. Landlord and Tenant each represents and warrants to the other that it has not dealt directly with any brokers other than the Broker (as defined in Article 1 herein) as broker in connection with this Lease, and that insofar as Landlord and Tenant each knows no other broker negotiated this Lease or is entitled to any commission in connection therewith; and Landlord and Tenant each covenant and agree to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorney's fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the Broker, arising from any claims of any conversations, negotiations or actions had by the indemnifying party with any broker, finder or similar person other than the Broker in respect of this Lease. The execution and delivery of this Lease by Landlord and Tenant shall be conclusive evidence that each have relied upon the foregoing representation and warranty by the other party hereto. Landlord shall pay any commission earned by the Broker in connection with this Lease in accordance with and pursuant to the terms of a separate agreement between Landlord and the Broker.

37. INDEMNITY. Tenant agrees to indemnify and save harmless Landlord from and against all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorney fees, incurred or arising from (i) any act, omission or negligence of Tenant, its contractors, licensees, agents, employees, invitees or visitors including any claims arising from any act, omission or negligence of Landlord and Tenant (except to the extent Landlord is determined to be contributorily or proportionately negligent by a court of competent jurisdiction), (ii) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises (except to the extent attributable to the negligence or wilful misconduct of Landlord or Landlord's agents, employees or contractors),
(iii) any accident, injury or damage to any person, entity or property, occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's agents, employees, invitees or visitors including any claims arising from any act, omission or negligence of Landlord and Tenant (except to the extent Landlord is determined to be contributorily negligent by a court of competent jurisdiction),
(iv) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed and (v)

Tenant, or any of Tenant's contractors, licensees, agents, employees, invitees or visitors causing or permitting any Hazardous Substance (as hereinafter defined) to be brought upon, kept or used in or about the Premises or the Real Property or any seepage, escape or release of such Hazardous Substances. The term "Hazardous Substances" shall mean, collectively, (a) asbestos and polychlorinated biphenyls and (b) hazardous or toxic materials, wastes and substances which are defined, determined and identified as such pursuant to any law. Tenant's liability under this Lease extends to the acts and omissions of any subtenant and any contractor, licensee, agent, employee, invitee or visitor of any subtenant. As used herein and in all other provisions in this Lease containing indemnities made for the benefit of Landlord, the term "Landlord" shall mean the Landlord herein named and its managing agent and their respective parent companies and/or corporations, their respective controlled, associated, affiliated and subsidiary companies and/or corporations and their respective members, officers, partners, agents, consultants, servants, employees, successors and assigns. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

38. ADJACENT EXCAVATION SHORING. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent.

39. MISCELLANEOUS.

     A. No Offer. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

     B. Certificates. From time to time, within seven (7) days next following request by Landlord or the mortgagee of a Mortgage, Tenant shall deliver to Landlord or such mortgagee, as the case may be, a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord or such mortgagee, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Base Rent, additional rent and other charges hereunder have been paid, together with the amount of the monthly Base Rent then payable,
(iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security deposit under this Lease, (v) stating whether there are any subleases affecting the Premises, (vi) stating the address of Tenant to which all notices and communications under the Lease shall be sent, (vii) stating the Commencement Date and the Expiration Date, and (viii) as to any other matters reasonably requested by Landlord or such mortgagee. Tenant acknowledges that any statement delivered pursuant to this subsection B may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any mortgagee of a Mortgage, or by any assignee of any mortgagee of a Mortgage, or by any lessor under any Superior Lease. If requested by any assignee, subtenant or successor entity in connection with a permitted assignment or sublet or a transaction permitted pursuant to subsections K or L of Article 12 hereof, Landlord shall, from time to time within seven (7) days next following request by Tenant, deliver to Tenant a written statement executed and acknowledged by Landlord, in a form reasonably satisfactory to Tenant, (i) stating, if true, that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Base Rent, additional rent and other charges hereunder have been paid, together with the amount of the monthly Base Rent then payable, (iii) stating whether or not, to the best knowledge of Landlord, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults,
(iv) stating the amount of the security deposit under this Lease, (v) stating the address of Landlord to which all notices and communications under the Lease shall be sent, (vi) stating the Commencement Date and the Expiration Date, and
(vii) as to any other matters reasonably requested by Tenant. No statement made by Landlord in any such certificate shall operate as a waiver of any rights of Landlord against Tenant hereunder or estop Landlord from asserting any such rights or privileges as may be contained in this Lease.

     C. Directory Listings. Landlord agrees to provide Tenant and its permitted subtenants and Permitted Occupants and their respective principals, at Landlord's sole cost and expense, with Tenant's Proportionate Share of the listings on the directory in the lobby of the Building, but in no event less than fifteen (15) listings.

     D. Authority. Tenant shall provide Landlord on the execution and delivery of this Lease by Tenant corporate resolutions certified by the Secretary of Tenant confirming that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

     E. Signage. Tenant shall not exhibit, inscribe, paint or affix any sign, canopy, advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Landlord in each instance. A plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed on the entry door(s) to the Premises shall be prepared by Tenant in conformity with building standard signage requirements (if any) and submitted to Landlord for Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord acknowledges that as of the date hereof there are no building standard signage requirements for full floor tenants. Upon the granting of Landlord's consent, Tenant may install such signage at Tenant's sole cost and expense. Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this section may be removed by Landlord and the cost of any such removal shall be paid by Tenant as additional rent. Tenant shall not exhibit, inscribe, paint or affix on any part of the Premises or the Building visible to the general public any signage or lettering including the words "temporary" or "personnel".

     F. Consents and Approvals. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment. Notwithstanding the foregoing, in the event of a dispute as to whether Landlord unreasonably withheld its consent to (i) a proposed assignment or sublease in accordance with Article 12 hereof or (ii) any proposed Alterations to the Premises in accordance with Article 3 hereof, the sole remedy of Tenant shall be to send a notice to Landlord specifying the consent which Tenant alleges has been unreasonably withheld and electing to have the dispute resolved by determination pursuant to the Simplified Procedure For Court Determination of Disputes set forth in the CPLR (S)3031 et seq (or any successor thereto). Notwithstanding anything contained to the contrary in this subsection, if it shall be determined by the court in said proceeding that Landlord has been unreasonable, the only effect of such finding or determination shall be that Landlord shall be deemed to have given its consent to such proposed assignment, subletting or Alterations; but Landlord shall not be liable to Tenant in any respect for any damages by reason thereof.

     G. Governing Law. This Lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of New York. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York. Landlord and Tenant, any guarantor of the performance of Tenant's obligations hereunder and their respective successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located with such county, and shall be subject to service provided that the terms, provisions and conditions of Article 27 are adhered to.

     H. Financial Statements. In the event of a sale or refinancing of the Building or in the event of a monetary default by Tenant hereunder beyond applicable notice and grace periods, Tenant shall furnish Landlord, within fifteen (15) days after Landlord's request therefor, an affidavit signed by Tenant's chief financial officer setting forth Tenant's total equity, tangible net worth, total indebtedness, net income, accounts receivable, cash, sales and gross margin for the immediately prior fiscal year, but not sooner than ninety
(90) days following the end of such fiscal year (in which event such affidavit shall set forth the aforementioned information for the next previous fiscal year); provided the foregoing provisions of this subsection H shall not apply if Tenant is a publically traded company.

40. HAZARDOUS SUBSTANCES. Tenant shall not use nor permit the presence, handling, use, storage or transportation of Hazardous Substances in or about the Premises or the Building (other than customary office supplies used in accordance with applicable laws) and Tenant shall, at its sole cost and expense, perform any and all Remedial Work arising from, growing out of or related to any breach of the foregoing covenant by Tenant. The term "Remedial Work" shall mean all investigation, monitoring, restoration, abatement, detoxification, containment, handling, treatment, removal, storage, decontamination, clean-up, transport, disposal or other ameliorative work or response action undertaken in compliance with (a) any "Environmental Laws" (as hereinafter defined), (b) any order of any governmental authority having jurisdiction over the Premises and/or the Building, or (c) any final judgment, consent decree, settlement or compromise with respect to any "Hazardous Substances Claims" (as hereinafter defined). The term "Hazardous Substances Claims" shall mean any and all enforcement, clean-up, removal, remedial or other governmental or regulatory actions, agreements or orders threatened in writing, instituted or completed pursuant to any Environmental Laws and any and all other actions, proceedings, claims, written demands or causes of action, whether meritorious or not (including, without limitation, third party claims for contribution, indemnity, personal injury or real or personal property damage), that, in each case, relate to, arise from or are based, in whole or in part, on the occurrence or alleged occurrence of any violation or alleged violation of or responsibility under any applicable Environmental Law relating to the Premises and/or the Building or to the ownership, use, occupation or operation thereof. The term "Environmental Laws" shall mean any and all present and future federal, state and local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), court or administrative orders or decrees, requirements of permits issued with respect thereto, and other requirements of governmental authorities having jurisdiction over the Premises and/or the Building relating to protection of the environment, to public health and safety or any Hazardous Substances (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), 42 U.S.C. '' 9601, et seq., as heretofore or hereafter amended from time to time). Notwithstanding the foregoing, Landlord hereby agrees to remove or remediate any Hazardous Substances in or about the Premises in compliance with Environmental Laws at Landlord's sole cost and expense, provided such Hazardous Substances are not brought onto the Building by Tenant or Tenant's agents, employees or contractors.

41. RIGHT OF FIRST OFFER.

     A. Expansion Space. If, at any time prior to the fourteenth (14th) anniversary of the Commencement Date, Landlord shall desire to lease any space on the fifteenth (15th) floor of the Building comprising 5,000 rentable square feet or more (each such specific space being hereinafter referred to as the "Expansion Space") to a third party other than the existing tenant in any such space (each an "Interested Party"), Landlord shall offer the Expansion Space to Tenant by written notice (ALandlord's Notice@) before offering the same to any party other than an Interested Party, which notice shall set forth the terms and conditions upon which Landlord is willing to lease such Expansion Space. Provided and upon the condition that at all times this Lease shall be in full force and effect and Tenant shall not be in default hereunder (and no condition exists which with notice and/or the passage of time would constitute a default), this Lease shall not have been assigned and Tenant shall personally be in use and occupancy of, and not subleasing, the entire Premises, then only on the first occasion on which the Expansion Space becomes available for leasing, Tenant shall have the right, exercisable by notice to Landlord within ten (10) days of the date of Landlord's Notice, the time being of the essence, to lease the Expansion Space specified in Landlord's Notice upon the terms and conditions contained therein, in which event Landlord and Tenant shall enter into an amendment of this Lease reasonably acceptable to Landlord to provide for (i) the inclusion of such Expansion Space in the Premises, (ii) an increase in the Rent by an amount as determined in accordance with subsection B below), (iii) a modification of the definition of (a) Tenant's Proportionate Share to accurately represent the percentage that the rentable area of the Premises, together with rentable area of such portion of the Expansion Space, bears to the total rentable area of the Building and (b) the Security Deposit to increase the same in the same proportion that the existing Security Deposit bears to the Premises then demised hereunder and (iv) an abatement in the Base Rent payable for the Expansion Space, determined on the basis of a twelve (12) month abatement period reduced proportionally in relation to the number of years that the term that the Expansion Space will be leased to Tenant bears to the initial Term hereof. In all other respects, the terms and conditions contained in this Lease (including rent adjustments, escalations and base years) shall remain unmodified. In the event that Tenant fails to exercise its right as aforesaid within ten (10) days of the date of Landlord's Notice, Tenant shall be deemed to have waived its rights under this Article with respect to the Expansion Space described in Landlord's Notice, Landlord shall have the absolute right to lease the Expansion Space specified in Landlord's Notice to any other person or entity and Tenant shall have no further rights with respect to such space. In the event that Tenant shall have exercised its right as aforesaid but Landlord and Tenant fail to mutually execute an amendment of this Lease as aforesaid within thirty (30) days from the date of Landlord's Notice, the Expansion Space shall be deemed to be included within the Premises without such written amendment upon the terms, conditions and provisions contained in this Lease, except as otherwise set forth in Landlord's Notice.

     B. Determination of Fair Market Rent. The annual Rent payable by Tenant for the Expansion Space shall be the greater of (x) the then annual escalated Rent payable with respect to the Premises, including all escalations and additional rent payable pursuant to Article 28 hereof or as herein otherwise provided, or
(y) the then fair market rental value of the Expansion Space. Such fair market rental value shall be determined as follows:

          (i) Within thirty (30) days following Landlord's receipt of Tenant's written request therefor, Landlord shall give Tenant notice of its determination of the fair market rental value which will be appropriate for the Expansion Space (the AFair Market Rent@), it being agreed that Landlord shall base its determination, as Landlord deems appropriate, upon the then current and projected rents for spaces in the Building which are then for rent (or, if none, those rented during the prior twelve (12) months) or projected to be for rent during the balance of the Term, adjusted for any special conditions applicable to such spaces and leases and for location, length of term, amount of space and other factors Landlord deems relevant in computing rent for spaces in the Building, including adjustments for anticipated inflation, fluctuations in market rents and price conditions.

          (ii) Tenant shall accept or reject Landlord's determination of the Fair Market Rent for the Expansion Space within fifteen (15) days of Tenant's receipt of Landlord's notice setting forth the same. If accepted by Tenant, the Expansion Space shall be deemed included in the Premises and Tenant agrees to enter into an amendment of this Lease confirming the same as provided in subsection A of this Article 41.

          (iii) Otherwise, if Tenant rejects Landlord's determination of the Fair Market Rent, Landlord and Tenant shall use their good faith efforts to agree upon the Fair Market Rent of the Expansion Space. In the event Landlord and Tenant cannot reach agreement within fifteen (15) days after the date of Tenant's notice rejecting Landlord's determination of the Fair Market Rent, Landlord and Tenant shall each select a reputable qualified, licensed real estate broker, who is a member of the Real Estate Board of New York, who has at least ten (10) years experience in New York County and who is familiar with the rentals then being charged in the Building and in comparable buildings (respectively, "Landlord's Broker" and "Tenant's Broker") who shall confer promptly after their selection by Landlord and Tenant and shall use their best efforts to agree upon the Fair Market Rent of the Expansion Space. If Landlord's Broker and Tenant's Broker cannot reach agreement within fifteen (15) days after the date such brokers have been selected, then, within ten (10) days thereafter, they shall designate a third reputable, licensed real estate broker, who is a member of the Real Estate Board of New York, who has at least ten (10) years experience in New York County and who is familiar with the rentals then being charged in the Building and in comparable buildings (the "Independent Broker"). Upon the failure of Landlord's Broker and Tenant's Broker to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten
(10) business days notice, or by any other court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord's Broker and Tenant's Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker's estimate of the Fair Market Rent of the Expansion Space (respectively, "Landlord's Broker's Letter" and "Tenant's Broker's Letter"). The Independent Broker shall conduct such investigations and hearings as he/she may deem appropriate and shall, within fifteen (15) days after the date of his/her designation, choose either the rental set forth in Landlord's Broker's Letter or Tenant's Broker's Letter to be the Rent for the Expansion Space, and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

     C. Failure to Deliver Possession. In the event that Tenant shall have exercised its option to lease the Expansion Space specified in Landlord's Notice and Landlord shall thereafter fail to deliver all or any portion of the Expansion Space on or before the date(s) upon which Landlord anticipates such space could be delivered to Tenant, then in such event, this Lease and the provisions of this Article shall not be effected and Landlord shall not be subject to any liability therefor, but Landlord shall continue to use reasonable efforts to obtain and deliver to Tenant vacant, exclusive possession of all the Expansion Space specified in Landlord's Notice.

     D. Right Personal. The right of first offer described in this Article is personal to the Tenant named herein and shall not be available to any tenant other than Tenant named herein, including without limitation, any permitted subtenant, successor or assign of the Tenant named herein and shall automatically terminate and become null and void upon the assignment of this Lease or the subletting of all or any portion of the Premises by Tenant.

     E. Condition of Expansion Space. In the event Tenant shall exercise its option to lease the Expansion Space, Landlord agrees to perform Alterations therein to prepare the Expansion Space for Tenant's initial occupancy thereof in accordance with Schedule B hereof, in a manner consistent with Landlord's then Building Standard specifications.

42. BASEMENT STORAGE SPACE.

     A. Use of Basement Space. Landlord hereby grants to Tenant and Tenant hereby accepts from Landlord a license to use certain basement storage space in the Building as more particularly shown hatched on Exhibit 8 annexed hereto and made a part hereof (the "Basement Space"). Landlord shall, during the performance of Landlord's Initial Construction to the Premises, demise the Basement Space with sheetrock walls and install a door with lock and overhead lighting, all of which work shall be performed with Building Standard materials. Otherwise, Tenant acknowledges that Landlord shall not be obliged to perform any work or incur any expenses to prepare the Basement Space for Tenant's use thereof.

     B. Use. Tenant shall use the Basement Space only for the purposes of storage of its personal property and for no other purpose.

     C. Non-Assignable. Tenant may not assign its rights with respect to the Basement Space or sublease the same or allow the same to be used by others independent of the Premises without the prior written consent of Landlord.

     D. Insurance. Tenant shall obtain insurance covering occurrences in, around and about the Basement Space and Tenant's personal property and merchandise stored in the Basement Space, which insurance shall be in such form and subject to the terms set forth in Article 9 of this Lease. Landlord shall have no obligation to insure Tenant's personal property stored therein.

     E. No Services. Landlord shall not be responsible for the rendition or delivery of any services or utilities to the Basement Space whatsoever other than overhead lighting and freight elevator service pursuant to Article 29 hereof.

     F. Compliance of Law. Tenant agrees to use the Basement Space only for storage purposes and any other lawful purposes and in full compliance with all laws relating thereto and Tenant shall indemnify and hold Landlord harmless from and against any claims, fines, penalties or violations incurred in connection with Tenant's use of the Basement Space.

     G. Right of Access. Tenant acknowledges and agrees that Landlord and Landlord's agents, contractors, employees and invitees shall have the right to enter the Basement Space on advance notice to Tenant (which may be telephonic) to gain access to the Building's mechanical systems and utility meters located therein (if any) and for all other purposes provided for in this Lease.

     H. Move of Personalty. Tenant shall move its personal property in and out of the Basement Space at its sole cost and expense, and at such times and in such a manner as Landlord may reasonably designate.

     I. Maintenance. The entire Basement Space shall also be kept and maintained in a manner so as to prevent fire or other hazard and Tenant shall observe and perform all reasonable instructions to that end given by Landlord; provided, however, Tenant shall not be required to perform any Alterations to the Basement Space in connection with its use of the same for the uses permitted hereunder.

     J. No Abatement of Rent. Tenant acknowledges that no portion of the Rent is allocated to the Basement Space and that such space is being demised by Landlord to Tenant in consideration of the hiring of the Premises by Tenant. Accordingly, Tenant further acknowledges that in no event shall Tenant be entitled to an abatement or reduction in the Base Rent, additional rent or any other sums due under this Lease due to the inability of Tenant to use or occupy all or any portion of the Basement Space for any reason whatsoever.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

EBS FORTY-FOURTH PROPERTY ASSOCIATES LLC, Landlord a Delaware limited liability company


By: EBS Duo LLC, its sole member,
    a Delaware limited liability company


    By: Emmes EBS MM LLC, its managing member,
        a Delaware limited liability company


        By: /s/ Gary M. Tischler
            ------------------------------------------
                Gary M. Tischler, Authorized Signatory


LAZARE KAPLAN INTERNATIONAL INC., Tenant


By: /s/ William Moryto
    -------------------------------------------------
    Name:  William Moryto
    Title: Vice President and Chief Financial Officer